The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-263539
Subject to Completion, Dated October 7, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus dated March 14, 2022)

$
    % Notes due

We are offering $       of our    % Notes due        (the “notes”). Interest on the notes will be payable semi-annually in arrears in cash on           and             of each year, commencing on            , 2024. The notes will bear interest at a rate of    % per annum. The notes will mature on            .
We may redeem the notes, in whole at any time or in part from time to time, at the applicable redemption prices set forth in this prospectus supplement. See “Description of the Notes — Redemption.” Holders may require us to repurchase the notes upon a change of control triggering event. See “Description of the Notes — Repurchase at the Option of Holders Upon a Change of Control Triggering Event.” There is no sinking fund for the notes.
The notes will rank equally in right of payment with our existing and future senior indebtedness and senior in right of payment to our existing and future subordinated indebtedness. The notes will be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. Our obligations under the notes will be structurally subordinated in right of payment to all obligations of our subsidiaries that are not guarantors of the notes.
Both of our direct subsidiaries will guarantee the notes. Such guarantees will rank equally in right of payment with all senior obligations of the guarantors and senior in right of payment to all future obligations of the guarantors that are expressly subordinated in right of payment to such guarantees. The guarantees will be effectively subordinated to all existing and future secured indebtedness of the guarantors to the extent of the value of the collateral securing such indebtedness.
The notes offered by this prospectus supplement will not be listed on any securities exchange.
Investing in the notes involves certain risks. See “Risk Factors” on page S-12 of this prospectus supplement and page 1 of the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of the factors you should carefully consider before deciding to purchase the notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Note	Total
Public offering price(1)	%	$
Underwriting discount	%	$
Proceeds, before expenses, to us	%	$

(1)
Plus accrued interest from            , 2024, if settlement occurs after that date.

Delivery of the notes in book-entry form will be made through The Depository Trust Company on or about            , 2024.

Joint Bookrunning Managers
Barclays Goldman Sachs & Co. LLC Santander SOCIETE GENERALE
BBVA	SMBC Nikko	IMI — Intesa Sanpaolo	UniCredit Capital Markets
The date of this Prospectus Supplement is            , 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of our offering of the notes. The second part is the accompanying prospectus, which forms a part of the registration statement and provides more general information, some of which may not be applicable to this offering. This prospectus supplement and the accompanying prospectus include important information about us, the notes, the guarantees and other information you should know before investing in the notes. This prospectus supplement also adds, updates and changes information contained in the accompanying prospectus. If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You will find additional information about us in the registration statement. Any statements made in this prospectus supplement or the accompanying prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the Securities and Exchange Commission (the “SEC”) for a more complete understanding of the document or matter. Before investing in the notes, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus we authorize that supplements this prospectus supplement. We have not, and the underwriters have not, authorized any other person to provide you with different information or make any representations other than those contained or incorporated by reference in this prospectus supplement. If anyone other than us provides you with different or inconsistent information, you should not rely on it. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.
Unless otherwise indicated or the context otherwise requires, as used in this prospectus supplement, the terms “CNH Capital,” “the Company,” “we” and “our” refer to CNH Industrial Capital LLC and its consolidated subsidiaries, (2) the term “CNHI” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries), (3) the term “CNH” refers to CNHI and its consolidated subsidiaries and (4) the term “CNH Global” refers to, prior to its merger with and into CNHI on September 29, 2013, CNH Global N.V., the former indirect parent of CNH Capital.
WHERE YOU CAN FIND MORE INFORMATION
CNH Industrial Capital LLC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other information. Our SEC filings are available to the public from the SEC’s web site at http://www.sec.gov.
CNH Industrial Capital LLC has filed with the SEC a registration statement on Form S-3 relating to the securities offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s website referred to above.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. It does not contain all the information that may be important to you or that you may wish to consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and accompanying prospectus and the other documents to which we refer for a more complete understanding of our business and the terms of this offering, as well as the tax and other considerations that are important to you in making your investment decision. Please read “Risk Factors” beginning on page S-13 of this prospectus supplement, page 1 of the accompanying prospectus and the information incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to purchase the notes.
Our Business
Overview
CNH Industrial Capital LLC (together with its consolidated subsidiaries, “CNH Capital,” the “Company” or “we”) is an indirect wholly-owned subsidiary of CNH Industrial N.V. (“CNHI” and together with its consolidated subsidiaries, “CNH”) and is headquartered in Racine, Wisconsin. As a captive finance company, our primary business is to underwrite and manage financing products for end-use customers and dealers of CNH Industrial America LLC (“CNH America”) and CNH Industrial Canada Ltd. (collectively, “CNH North America”) and provide other related financial products and services to support the sale of agricultural and construction equipment sold by CNH North America. We also provide financing products related to new and used equipment manufactured by entities other than CNH North America, as well as financing for the purchase of parts, service, rentals, implements and attachments from CNH North America dealers which may or may not be manufactured or provided by CNH North America.
We are often able to offer financing to customers at advantageous interest rates or other terms (such as longer contract terms, longer warranty terms or parts and service incentives), due to our participation in subsidized financing programs sponsored by CNH North America, which reimburses us for some or all of the cost of such terms. The primary operating subsidiaries of CNH Capital include CNH Industrial Capital America LLC (“CNH Capital America”), New Holland Credit Company, LLC (“New Holland Credit”) and CNH Industrial Capital Canada Ltd. (“CNH Capital Canada”). CNH Capital America is the primary financing and business entity of CNH Capital for the United States that enters into financing arrangements with end-use customers and dealers, and CNH Capital Canada performs the same functions in Canada, while New Holland Credit acts as the servicer for financing products originated by CNH Capital America.
As of June 30, 2024, CNH Capital America and New Holland Credit had total assets of $10.7 billion, and subsidiaries of CNH Capital other than CNH Capital America and New Holland Credit had total assets of $15.9 billion (before intercompany eliminations). The notes are issued by CNH Industrial Capital LLC and guaranteed by CNH Capital America and New Holland Credit. Neither CNHI nor any of its subsidiaries (other than CNH Industrial Capital LLC, CNH Capital America and New Holland Credit) will have any liability with respect to the notes at any time. CNH Industrial Capital LLC and the guarantors collectively accounted for approximately 60% and 54% of our total revenues for the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, and 46% and 44% of our total assets as of December 31, 2023 and June 30, 2024, respectively (in each case with such percentages calculated before intercompany eliminations).
CNH Capital provides and administers financing to end-use customers for the purchase and lease of new and used equipment and components sold through CNH North America’s dealer network, as well as revolving charge account financing and other financial services. CNH Capital also provides wholesale financing to CNH North America dealers and distributors, all of which are independently owned and operated. As a holding company, CNH Industrial Capital LLC generally does not conduct operations of its own but relies on its subsidiaries for the generation and distribution of profits.
CNH Capital is not required by CNH to extend financing to all dealers or end-use customers that wish to purchase CNH North America equipment. CNH Capital independently underwrites the creditworthiness of all potential wholesale and retail customers to determine whether to make an offer to extend financing and, if so, on what terms. As of December 31, 2023, approximately 6% of retail credit applications to CNH Capital were rejected and approximately 18% of retail credit applications accepted by CNH Capital were approved with terms less favorable than those initially sought by the respective applicants. While CNH North America dealers generally have incentives to obtain wholesale financing from CNH Capital due to subsidies offered by CNH North America to these dealers from time to time (such as an interest-free period), we believe many dealers also obtain funding from other financing sources. Our wholesale receivables, which represent receivables from wholesale financing to CNH North America dealers, amounted to $5.2 billion and $5.8 billion, respectively, as of December 31, 2023 and June 30, 2024, or 35% and 36% of our total portfolio, respectively.
CNH Capital’s revenue is primarily generated through the income of its portfolio and the income generated through marketing programs with CNH North America. The size of the portfolio is in part related to the level of equipment sales by CNH North America. The portfolio profitability is linked to the difference between lending and borrowing rates, the credit quality of the customers and the value of collateral. For the year ended December 31, 2023 and the six months ended June 30, 2024, we derived 40% and 39%, respectively, of our revenue from CNH North America and other CNH subsidiaries.
Our retail customers obtain our financing products for commercial purposes and, in many cases, have had a previous borrowing relationship with CNH Capital. Retail notes and finance leases are secured by the purchased equipment, which generally has a longer useful life than the term of the receivable. Wholesale financings are likewise secured by the equipment purchased by the dealer.
CNH Capital funds its operations and lending activity through a combination of term receivables securitizations, secured and unsecured facilities, a repurchase agreement, commercial paper, unsecured bonds, affiliate borrowings and retained earnings. CNH Capital’s current funding strategy is to maintain sufficient liquidity and flexible access to a wide variety of financial instruments and funding options.
As part of its overall funding strategy, CNH Capital participates in the asset-backed securitization (“ABS”) markets. CNH Capital periodically transfers retail notes and wholesale receivables originated from end-use customers and dealers to special purpose entities, in exchange for cash proceeds from asset-backed securities issued by these special purpose entities. Investors in these asset-backed securities in turn receive payments on their securities based on the cash flows from the transferred receivables. CNH Capital continues to service the transferred receivables and maintains a cash reserve account, which provides security to investors in the event that cash collections from the receivables are not sufficient to permit principal and interest payments to the holders of the securities. These special purpose entities and the investors in the asset-backed securities have no recourse, beyond the applicable cash reserve account, for failure of any end-use customers or dealers to make payments on the transferred receivables when due.
In addition to portfolio quality and funding costs, CNH Capital’s long-term profitability is also dependent on service levels and operational effectiveness. CNH Capital performs billing and collection services, customer support, repossession and remarketing functions, reporting and data management operations and marketing activities.
As of June 30, 2024, CNH Capital had total assets of $16.6 billion and total stockholder’s equity of $1.6 billion. For the year ended December 31, 2023 and the six months ended June 30, 2024, CNH Capital had total revenues of $1.1 billion and $629.7 million and net income of $215.1 million and $113.3 million, respectively. As of December 31, 2023 and June 30, 2024, CNH Capital had third-party debt of $13.4 billion and $14.1 billion, respectively, approximately 64% and 63% of which represented secured debt as of each date, respectively.
Relationship with CNH
CNH organizes its operations into three operating segments: Agriculture, Construction and Financial Services. Collectively, these three segments design, produce, market, sell and finance agricultural and construction equipment.
CNH’s Agricultural segment designs, manufactures and distributes a full line of farm machinery and implements, including two-wheel and four-wheel drive tractors, crawler tractors, combines, grape and sugar cane harvesters, hay and forage equipment, planting and seeding equipment, soil preparation and cultivation implements, and material handling equipment. CNH is also a leading provider of technology dedicated to Precision Agriculture. Agricultural equipment is sold in North America under the New Holland Agriculture and Case IH brands. Regionally focused brands include: STEYR for tractors; Flexi-Coil specializing in tillage and seeding systems; and Miller manufacturing application equipment. The Raven brand supports Precision Agriculture, digital technology and the development of autonomous systems. Hemisphere, acquired in 2023, provides high-performance satellite positioning technology for the agriculture and construction industries.
CNH’s Construction segment designs, manufactures and distributes a full line of construction equipment including excavators, crawler dozers, graders, wheel loaders, backhoe loaders, skid steer loaders and compact track loaders along with a wide variety of attachments. Construction equipment is sold in North America under the CASE Construction Equipment and New Holland Construction brands.
For further information regarding CNH’s financial results, please refer to its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, which was filed with the SEC on August 2, 2024.
CNH Capital is a key financing source for CNH North America’s end-use customers and dealers. The Company offers financing to customers with advantageous terms that are subsidized by CNH North America, including low-rate, interest-free or interest-only periods and other sales incentive programs.
Although our primary focus is to finance CNH North America equipment, we also provide financing products related to new and used agricultural and construction equipment manufactured by entities other than CNH North America, as well as financing for the purchase of parts, service, rentals, implements and attachments from CNH North America dealers which may or may not be manufactured or provided by CNH North America. We are still, however, dependent on CNH North America for substantially all of our business, with revenues related to financing provided to CNH North America dealers and retail customers purchasing and/or leasing from CNH North America and its dealers accounting for over 90% of our total revenues for the year ended December 31, 2023, and with loan portfolios attributable to such financing accounting for over 90% of our total receivables as of December 31, 2023.
The size of our lending portfolio is related in part to the level of equipment sales by CNH North America, which is driven by the strength of the agricultural and construction markets. The credit quality of our portfolio reflects the underwriting standards of CNH Capital, which are developed internally and independent of the sales volume goals of CNH North America.
We borrow from our affiliates as one of the funding sources for our operations and lending activity. As of December 31, 2023 we had outstanding affiliate borrowings of $132.5 million, representing 1.0% of our total indebtedness. As of June 30, 2024, we had no outstanding affiliate borrowings.
CNH North America also provides us with other types of operational and administrative support, such as payroll and other human resource services. For the year ended December 31, 2023 and the six months ended June 30, 2024, we incurred fees charged by our affiliates of $53.8 million and $25.0 million, respectively, representing 21% and 18%, respectively, of our total administrative and operating expenses.
Effective as of September 29, 2013, in connection with the business combination transaction of CNH Global with and into CNHI, CNHI assumed all of CNH Global’s obligations under a support agreement, pursuant to which CNHI has agreed to, among other things, (a) make cash capital contributions to us, to the extent necessary to cause our ratio of net earnings available for fixed charges to fixed charges to be not less than 1.05 for each fiscal quarter (with such ratio determined, on a consolidated basis and in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), for such fiscal quarter and the immediately preceding three fiscal quarters taken as a whole), (b) generally maintain an ownership of at least 51% of the voting equity interests in us and (c) cause us to have, as of the end of any fiscal quarter, a consolidated tangible net worth of at least $50.0 million. The support agreement is not intended to be and is not a guarantee by CNHI of our indebtedness or other obligations. The obligations of CNHI to us pursuant to this support agreement are to us only and do not run to, and are not enforceable directly by, any creditor of ours, including holders of our notes or the trustee under the indenture governing our notes. The support agreement may be modified, amended or terminated, at CNHI’s election, upon thirty days’ prior written notice to us and the rating agencies, if (a) the modification, amendment or termination would not result in a downgrade of our rated indebtedness; (b) the modification, amendment or notice of termination provides that the support agreement will continue in effect with respect to our rated indebtedness then outstanding; or (c) we have no long-term rated indebtedness outstanding.
Products and Services
CNH Capital’s financing products and services fall into the following main categories:
Retail (63.5% of gross receivables as of June 30, 2024):   Retail financing products primarily include retail notes, finance leases and operating leases to end-use customers and revolving charge account financing for customers to purchase parts, service, rentals, implements and attachments from CNH North America dealers. The terms of retail notes, finance leases and operating leases generally range from two to seven years, and interest rates vary depending on prevailing market interest rates and certain incentive programs offered by CNH North America. Revolving charge accounts are generally accompanied by higher interest rates than our other retail financing products, generally require minimum monthly payments and do not have pre-determined maturity dates.
CNH Capital utilizes a proprietary credit scoring model as part of the credit approval and review process. CNH Capital also provides servicing and collection operations generally performed through its subsidiary, New Holland Credit, for the retail financing products.
Wholesale (36.5% of gross receivables as of June 30, 2024):   Wholesale financing consists primarily of dealer floorplan financing, which gives dealers the ability to maintain a representative inventory of products. In addition, CNH Capital provides financing to dealers for used equipment taken in trade, equipment utilized in dealer owned rental yards, parts inventory, working capital and other financing needs. Currently, credit is extended to approximately 750 CNH North America dealers (with each being a separate legal entity) with approximately 1,730 locations in North America.
The dealer financing agreements provide CNH Capital with a first priority security interest in the equipment and parts financed and possibly other collateral. A majority of dealers also provide a personal or corporate guarantee (from an affiliate of the dealer). The amount of credit extended is primarily based upon the dealer’s expected annual sales, effective net worth, utilization of existing credit lines and inventory turnover. CNH Capital evaluates and assesses dealers on an ongoing basis as to their credit worthiness and conducts audits of dealer equipment inventories on a regular basis. The amounts of credit made available to dealers are reviewed on a regular basis, which is usually annually, and such amounts are adjusted when deemed appropriate by CNH Capital.
CNH Capital finances other products, including insurance and equipment protection products underwritten through a third-party insurer.
Our Strengths
Leading Equipment Lender.   We are a leading captive lender in the North American heavy equipment industry. Our total portfolio consisted of $15.9 billion of retail notes, finance leases, operating leases, revolving charge accounts and wholesale receivables as of June 30, 2024. We and our predecessors have an operating history of over 50 years.
Strong Dealer Network with Long-Standing Relationships.   CNH Capital maintains a strong relationship with its customers in both its retail and wholesale segments. The median length of the business relationship with U.S. agricultural and construction equipment dealers is 39 years and 29 years, respectively. In Canada, the median relationship length for agricultural and construction equipment dealers is 32 years and 18 years, respectively.
High Quality End-use Customers.   Our end-use customers are primarily farmers in the U.S. and Canada who, on average, have higher levels of income and net worth, and lower leverage ratios than the average household in those countries. The use of CNH North America equipment is typically a key component in producing the end-users’ income. Our customers’ relationship with their local dealer is oftentimes strengthened by personal familiarity, brand loyalty and a reliance on the dealer for parts and on-site service.

Sophisticated Risk Management and Underwriting Procedures.   We have certain retail underwriting and portfolio management policies and procedures that are specific to the agricultural and construction equipment businesses. This distinction allows us to reduce risk by deploying industry-specific expertise in each of these businesses.
We conduct extensive dealer credit reviews that involve collecting and analyzing financial statements, performing regular financial reviews and conducting financial risk assessments. We utilize a Dealer Risk Rating System based on a statistical regression analysis to determine credit review and audit frequency. Credit line reviews are prioritized based upon exposure and dealer risk rating.
The credit approval process for retail customers utilizes a proprietary credit scoring system empirically derived by using fact-based historical data specific to the industry, the business entity and the individuals applying for credit. Our retail loss mitigation and collection process is engaged from the first day an account is delinquent. Collection queues are updated daily, customized and prioritized based on a proprietary behavioral scoring model. Collectors are assigned specific geographic territories and work closely with the dealers in that area.
Strong and Stable Receivables Performance.   Our disciplined underwriting procedures and active monitoring of wholesale and retail receivables have contributed to the strong credit performance of our total portfolio. The total balance of retail customer receivables greater than 30 days past due as a percentage of retail customer receivables was 1.2% and 1.4% at December 31, 2023 and June 30, 2024, respectively. The total wholesale receivables balance greater than 30 days past due as a percentage of the wholesale receivables was not significant at December 31, 2023 or June 30, 2024. The total revolving charge account receivables balance greater than 30 days past due as a percentage of the revolving charge account receivables was 5.0% and 4.4% at December 31, 2023 and June 30, 2024, respectively. For the twelve months ended June 30, 2024, net credit losses on receivables as a percentage of the respective average balance of gross receivables were 0.15%. We believe our allowance for credit losses is sufficient to provide for losses in our receivable portfolio as of June 30, 2024.
Strong Financial Position.   We are well capitalized, with total equity of $1.6 billion and a debt-to-equity ratio of 8.7:1.0 as of June 30, 2024.
Our Strategy
CNH Capital’s business strategy is to remain a growing, financially secure entity in order to support the sales of CNH North America’s equipment by providing dealers and end-use customers with various financial products and maintaining strong relationships with such customers. Our goal is to build upon our strengths and profitably grow our business by:
Continuing Efforts to Expand Our Market Share and Strengthen the Support for End-use Customer Purchases of CNH North America Equipment.   We intend to build upon our relationships with CNH North America dealers and end-use customers by providing competitive financing products and value-added services. We intend to continue our participation in certain marketing and financing programs sponsored by CNH North America that allow us to offer financing to customers at advantageous interest rates. Our affiliation with CNH Industrial is a competitive advantage, and we partner with CNH North America in marketing initiatives that enhance CNH North America brand loyalty in dealers and end-use customers.
Maintaining Strong Portfolio Performance.   We remain focused on the discipline and integrity of the credit underwriting and risk management process. We actively evaluate and manage the key elements of our portfolio profitability: credit quality of the customers, the value of collateral and the interest rate environment. As we continue to support the growth of CNH North America equipment sales, our rigorous underwriting criteria will remain independent of the sales volume goals of CNH North America.
Optimizing Our Funding Structure.   Historically, securitization, committed asset-backed facilities, and affiliate borrowing have been our primary and most economical sources of liquidity and funding. The issuance of the notes offered hereby and our continued access to unsecured facilities and debt are expected to assist CNH Capital in optimizing its capital structure.

Our ability to obtain funding is affected by the credit ratings of our debt, which are closely related to the outlook for and the financial condition of CNH, and the nature and availability of our support agreement with CNH.
To access public debt capital markets, we rely on credit rating agencies to assign short-term and long-term credit ratings to our securities as an indicator of credit quality for fixed income investors. A credit rating agency may change or withdraw our ratings based on its assessment of our current and future ability to meet interest and principal repayment obligations. Each agency’s rating should be evaluated independently of any other rating. Lower credit ratings generally result in higher borrowing costs, including costs of derivative transactions, and reduced access to debt capital markets.
Our current credit ratings are as follows:
	Senior Long-Term	Short-Term	Outlook
S&P Global Ratings	BBB+	A-2	Stable
Fitch Ratings	BBB+	F2	Stable
Moody’s Investors Service	Baa2	—	Stable
See “Risk Factors — Risks Related to the Notes and this Offering — The credit ratings of the notes may not reflect all risks of an investment in the notes.”
Corporate Structure and Ownership
CNH is the company initially formed by a business combination transaction, completed September 29, 2013, between Fiat Industrial S.p.A. and CNH Global, the former indirect parents of CNH Capital. As a result of this transaction, CNH Industrial Capital LLC and its primary operating subsidiaries, including CNH Capital America, New Holland Credit and CNH Capital Canada, are indirect wholly owned subsidiaries of CNHI (with all of the equity interests in CNH Industrial Capital LLC owned by CNHI through intermediate companies, through which CNHI exercises indirect control over CNH Industrial Capital LLC).
CNH Industrial Capital LLC is a Delaware limited liability company and is the issuer of the notes. The guarantors of the notes are:
(1)   CNH Capital America, a Delaware limited liability company and a direct wholly-owned subsidiary of CNH Industrial Capital LLC; and
(2)   New Holland Credit, a Delaware limited liability company and a direct wholly-owned subsidiary of CNH Industrial Capital LLC.
For further information on the guarantors, see “Description of the Notes — Guarantees.” Limited liability companies are a relatively recent form of business entity and the Delaware Limited Liability Company Act, which governs Delaware limited liability companies such as CNH Industrial Capital LLC, CNH Capital America and New Holland Credit, was not enacted until the early 1990s. Unlike Delaware corporate law, there has been limited case law interpreting the Delaware Limited Liability Company Act, including with respect to the duties owed by directors, officers or managers of a limited liability company. Therefore, there may be more uncertainty in connection with the enforcement of the rights of an investor in a Delaware limited liability company than in a Delaware corporation.

Set forth below is a simplified organizational chart showing the relationship among CNHI, CNH Industrial Capital LLC, the guarantors and certain other entities:

(1)
CNH Industrial Capital LLC and the guarantors, collectively, accounted for approximately 60% and 54% of our total revenues for the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, and 46% and 44% of our total assets as of December 31, 2023 and June 30, 2024, respectively, (in each case with such percentages calculated before intercompany eliminations).

(2)
Certain of the non-guarantor subsidiaries are variable-interest entities (“VIEs”) that engage in securitization transactions. Their assets do not belong to us and cannot be used to satisfy our obligations under the notes, and the VIEs will not be restricted subsidiaries under the indenture. The following table presents certain assets and liabilities of the consolidated VIEs. The assets in the table include those assets that can only be used to settle obligations of the consolidated VIEs. The liabilities in the table include third-party liabilities of the consolidated VIEs, for which creditors do not have recourse to the general credit of CNH Industrial Capital LLC.

	December 31, 2023	June 30, 2024
Total assets	$8,511,655	$8,871,841
Total debt	$7,910,804	$8,266,832

(3)
On October 1, 2024, we repaid C$300 million ($218.9 million) of CNH Capital Canada’s 1.500% Notes due 2024.

Corporate Information
Our principal executive offices are located at 5729 Washington Avenue, Racine, WI 53406, and our telephone number is (262) 636-6011.

The Offering
Issuer of the Notes Offered
CNH Industrial Capital LLC
Guarantors of the Notes Offered
CNH Industrial Capital America LLC and New Holland Credit Company, LLC
Notes Offered
$       aggregate principal amount of       % Notes due       .
Maturity Date
Interest
The notes will bear interest at a rate of       % per annum.
Interest Payment Dates
      and       of each year, commencing on       , 2024.
Denominations
Each note will have a minimum denomination of $2,000 and will be offered only in integral multiples of $1,000 in excess thereof.
Ranking
The notes and the guarantees will be CNH Industrial Capital LLC’s and the guarantors’ senior unsecured obligations and will rank:
•
equally in right of payment with any of CNH Industrial Capital LLC’s and the guarantors’ existing and future senior unsecured debt;

•
effectively junior in right of payment to all of CNH Industrial Capital LLC’s and the guarantors’ existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•
senior in right of payment to any of CNH Industrial Capital LLC’s or the guarantors’ existing and future subordinated unsecured indebtedness, if any.

As of June 30, 2024, CNH Industrial Capital LLC and the guarantors had $312.7 million of secured debt outstanding.
The notes will also be effectively subordinated to all obligations of each of CNH Industrial Capital LLC’s direct and indirect subsidiaries that are not guarantors. As of June 30, 2024, such non-guarantor subsidiaries had $10.8 billion of outstanding indebtedness.
Optional Redemption
Prior to the Par Call Date (as defined in “Description of the Notes — Redemption”), we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (i) the make-whole amount set forth in this prospectus supplement and (ii) 100% of the principal amount of the notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes — Redemption.”

Change of Control Triggering Event
Upon a Change of Control Triggering Event (as defined in “Description of the Notes — Certain Definitions”), if we do not redeem the notes, each holder of notes will be entitled to require us to purchase all or a portion of its notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, until the date of repurchase. Our ability to purchase the notes upon a Change of Control Triggering Event will be limited by the terms of our other debt agreements. We cannot assure you that we will have the financial resources to purchase the notes in such circumstances. See “Description of the Notes — Repurchase at the Option of Holders Upon a Change of Control Triggering Event.”
Support Agreement
Effective as of September 29, 2013, in connection with the business combination transaction of CNH Global with and into CNH, CNHI assumed all of CNH Global’s obligations under a support agreement, pursuant to which CNHI has agreed to, among other things, make cash capital contributions to us, to the extent necessary to cause our ratio of net earnings available for fixed charges to fixed charges to be not less than 1.05 for each fiscal quarter (with such ratio determined, on a consolidated basis and in accordance with U.S. GAAP, for such fiscal quarter and the immediately preceding three fiscal quarters taken as a whole), (b) generally maintain an ownership of at least 51% of the voting equity interests in us and (c) cause us to have, as of the end of any fiscal quarter, a consolidated tangible net worth of at least $50.0 million. The support agreement is not intended to be and is not a guarantee by CNHI of our indebtedness or other obligations. The obligations of CNHI to us pursuant to this support agreement are to us only and do not run to, and are not enforceable directly by, any creditor of ours, including holders of the notes or the trustee under the indenture governing the notes.
Indenture
The notes will be issued under our indenture, dated as of July 2, 2020, with Citibank, N.A., as trustee, and an officers’ certificate pursuant thereto dated on or about        , 2024.
Certain Covenants
The indenture for the notes limits, among other things:
•
CNH Industrial Capital LLC’s ability and the ability of its restricted subsidiaries to incur secured debt or enter into certain sale leaseback transactions; and

•
CNH Industrial Capital LLC’s ability and the ability of the guarantors to consolidate, merge, convey, transfer or lease all or substantially all of our or their properties and assets.

These covenants are subject to important exceptions and limitations. For more detail, see “Description of the Notes.”
Governing Law
The indenture is, and the notes and the guarantees will be, governed by the laws of the State of New York.
Listing
We do not intend to list the notes on any securities exchange.

Use of Proceeds
CNH Capital intends to add the net proceeds from this offering to its general funds and to use them for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets in the ordinary course of business, as well as repayment of indebtedness as it becomes due. See “Use of Proceeds.”
Risk Factors
Investing in the notes involves substantial risk. We urge you to read and consider carefully the information under the sections titled “Risk Factors” and “Cautionary Statement on Forward-Looking Information” in this prospectus supplement, along with the risks that are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes.

RISK FACTORS
Investing in the notes involves substantial risk. We urge you to read and consider carefully the following risks and the factors that are discussed under “Cautionary Statement on Forward-Looking Information” in this prospectus supplement, along with the risks that are discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated by reference in this prospectus supplement and the accompanying prospectus, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding whether to invest in the notes. If any of these risks were to occur, our business, financial condition or results of operations could be materially and adversely affected. In such case, our ability to meet our obligations under the notes could be materially affected. You could lose all or part of your investment in, or fail to achieve the expected return on, the notes.
Risks Related to the Notes and this Offering
The notes will be effectively subordinated to CNH Industrial Capital LLC’s existing and future secured debt and other secured obligations to the extent of the collateral securing such debt and other obligations, and the guarantees of the notes will be effectively subordinated to the guarantors’ existing and future secured debt and other secured obligations to the extent of the collateral securing such debt and other obligations.
Holders of CNH Industrial Capital LLC’s secured debt and any guarantor’s secured debt, both existing and future, will have claims that are prior to your claims as holders of the notes to the extent of the value of the assets securing such secured debt. The notes and the guarantees will be effectively subordinated to all such secured debt to the extent of the value of the collateral securing such secured debt. In the event of any distribution or payment of CNH Industrial Capital LLC’s or any other guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy or insolvency proceeding, holders of secured debt will have a prior claim to the assets that constitute their collateral. Holders of the notes will participate ratably with all holders of CNH Industrial Capital LLC’s and the guarantors’ unsecured senior debt, if any, and with all of their other general creditors, based upon the respective amounts owed to each such holder or creditor, in CNH Industrial Capital LLC’s and the guarantors’ respective assets remaining after payment of their secured debt, if any. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less than holders of secured debt and less than they are due on the notes. As of June 30, 2024, CNH Industrial Capital LLC and the guarantors had $312.7 million of secured debt outstanding.
CNH Industrial Capital LLC is principally a holding company with limited direct operations and may not have sufficient cash to make payments on the notes.
CNH Industrial Capital LLC is principally a holding company with limited direct operations. Its principal assets are the equity interests and investments it holds in its subsidiaries. As a result, it depends on dividends and other payments from its subsidiaries to generate the funds necessary to meet its financial obligations, including the payment of principal of and interest on its outstanding debt. Its subsidiaries are legally distinct from it and have no obligation to pay amounts due on CNH Industrial Capital LLC’s debt or to make funds available to it for such payment except as provided in the guarantees or pursuant to affiliate notes, and in any event, such subsidiaries may not generate sufficient cash from operations to enable CNH Industrial Capital LLC to make principal and interest payments on the notes. In addition, any payments of dividends, distributions, loans or advances to us by CNH Industrial Capital LLC’s subsidiaries could be subject to legal and contractual restrictions. For example, Delaware law provides that a limited liability company is prohibited from making a distribution of cash or other property to its member to the extent that, at the time of and after giving effect to the distribution, the limited liability company’s liabilities exceed the fair value of its assets, subject to certain exceptions. As of June 30, 2024, the aggregate amount that may be so distributed by the guarantors to CNH Industrial Capital LLC as their member was approximately $1.6 billion. CNH Industrial Capital LLC’s subsidiaries may incur additional indebtedness in the future, the agreements or instruments governing which may restrict payments from those subsidiaries to CNH Industrial Capital LLC. The agreements governing the future indebtedness of CNH Industrial Capital LLC’s subsidiaries may not permit those subsidiaries to provide CNH Industrial Capital LLC with sufficient cash to fund payments on the notes when due.

Moreover, limited liability companies are a relatively recent form of business entity and the Delaware Limited Liability Company Act, which governs Delaware limited liability companies such as CNH Industrial Capital LLC, CNH Capital America and New Holland Credit, was not enacted until the early 1990s. Unlike Delaware corporate law, there has been limited case law interpreting the Delaware Limited Liability Company Act, including with respect to the duties owed by directors, officers or managers of a limited liability company. Therefore, there may be more uncertainty in connection with the enforcement of the rights of an investor in a Delaware limited liability company than in a Delaware corporation. In addition, members of a limited liability company are generally not personally liable for the debts, obligations and liabilities of the company. As a result, none of our direct and indirect parent companies, including CNHI, will have any liability with respect to the notes at any time.
As part of our overall funding strategy, we transfer receivables into special purpose entities in connection with our ABS programs. Payments of principal of and interest on such receivables are “restricted cash,” as they are payable to the ABS investors and are not expected to be available to CNH Industrial Capital LLC or its creditors. See “Note 2: Summary of Significant Accounting Policies” to our audited consolidated financial statements for the year ended December 31, 2023, which are incorporated by reference into this prospectus supplement. The receivables subject to such securitizations are “restricted receivables” and are not expected to be available to CNH Capital or its creditors. See “Note 4: Receivables” to our audited consolidated financial statements for the year ended December 31, 2023 and “Note 4: Receivables” to our unaudited condensed financial statements for the three and six months ended June 30, 2024, which are incorporated by reference into this prospectus supplement. For the six months ended June 30, 2024, the guarantors transferred approximately $4.8 billion, representing 69% of total receivables originated by the guarantors, to special purpose entities. See “Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Guarantor Statements” in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Item 2: Management’s Discussion and Analysis of Financial Conditions and Results of Operations — Liquidity and Capital Resources — Guarantor Statements” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2024, which are incorporated by reference into this prospectus supplement.
CNH Industrial Capital LLC and the guarantors only account for a portion of our total revenues and assets and may not have sufficient cash to make payments on the notes.
The notes are issued by CNH Industrial Capital LLC and guaranteed by CNH Capital America and New Holland Credit. CNH Industrial Capital LLC and the guarantors, collectively, accounted for approximately 60% and 54% of our total revenues for the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, and 46% and 44% of our total assets as of December 31, 2023 and June 30, 2024, respectively (in each case with such percentages calculated before intercompany eliminations). The ability of CNH Industrial Capital LLC and the guarantors to make payments on the notes will depend, in part, upon their earnings and other funds and assets available to them. There is no assurance that the business of CNH Industrial Capital LLC or the guarantors will not suffer a material adverse change in the future, which could significantly reduce their earnings and cash flows and the value of their assets. Furthermore, subject to provisions relating to successor obligors under the indenture governing the notes, CNH Industrial Capital LLC and the guarantors are generally not restricted from transferring their assets to CNHI, or other subsidiaries of CNH Industrial Capital LLC or CNHI that do not guarantee the notes, or from otherwise disposing of their assets. Such transfer or disposition of assets may reduce the value of the assets of CNH Industrial Capital LLC and the guarantors or otherwise adversely affect their ability to generate earnings or cash flows on an ongoing basis. We cannot assure you that CNH Industrial Capital LLC and the guarantors will always have sufficient funds to pay the principal of, or interest on, the notes.
Your rights as a note holder are effectively subordinated to claims of creditors of our subsidiaries that are not guarantors.
Not all of CNH Industrial Capital LLC’s subsidiaries will guarantee the notes, including CNH Capital Canada. A holder of notes will not have any claim as a creditor against subsidiaries of CNH Industrial Capital LLC that are not guarantors of the notes, and the indebtedness and other liabilities, including trade payables, and the claims of other general creditors, whether secured or unsecured, of those non-guarantor subsidiaries will be effectively senior to your claims. Subject to limitations in the indenture governing the notes, non-guarantor subsidiaries may incur additional indebtedness in the future (and may incur other liabilities without limitation). In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, their creditors will be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. CNH Industrial Capital LLC and the guarantors, collectively, accounted for approximately 60% and 54% of our total revenues for the year ended December 31, 2023 and the six months ended June 30, 2024, respectively, and 46% and 44% of our total assets as of December 31, 2023 and June 30, 2024, respectively (in each case with such percentages calculated before intercompany eliminations). In addition, certain of our non-guarantor subsidiaries are variable-interest entities that engage in securitization transactions. Their assets do not belong to us and cannot be used to satisfy our obligations under the notes. As of June 30, 2024, our non-guarantor subsidiaries had $10.8 billion of outstanding debt, to which the notes are effectively subordinated.
If an active trading market for the notes does not develop, the liquidity and value of the notes could be reduced.
There is no existing public trading market for the notes, and we do not intend to apply for listing of the notes on any securities exchange. In addition, if no active trading market develops, you may not be able to resell your notes at their fair market value, or at all. Future trading prices of the notes will depend on, among other things, prevailing interest rates, our operating results and the market for similar securities.
If a market for the notes does not develop, it is possible that you will not be able to sell your notes at a particular time or at a favorable price. It is also possible that any trading market that does develop for the notes will not be liquid. Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the notes develops, it is possible that the market for the notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the notes, regardless of our operating performance, financial condition and prospects.
In the event of a change of control, CNH Industrial Capital LLC may not be able to satisfy all of its obligations under the notes.
If, following the issuance of the notes, CNH Industrial Capital LLC experiences a Change of Control Triggering Event, as defined in the indenture governing the notes, CNH Industrial Capital LLC will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of repurchase. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of the notes. Our failure to make or complete a change of control offer would place us in default under the indenture governing the notes.
Your rights under the guarantees may be limited by laws, including fraudulent conveyance and insolvency laws.
The notes will be issued by CNH Industrial Capital LLC, a Delaware limited liability company, and guaranteed by limited liability companies organized under the laws of Delaware. In the event of a bankruptcy, insolvency or similar event, bankruptcy or comparable insolvency proceedings could be initiated in such jurisdiction. Your rights under the guarantees will be subject to the bankruptcy, insolvency, administrative and other laws of the United States and Delaware and there can be no assurance that you will be able to effectively enforce your rights in any such bankruptcy, insolvency or similar proceedings.
Under U.S. federal bankruptcy laws or comparable provisions of state fraudulent transfer laws, the issuance of the guarantees could be avoided, if, among other things, at the issuance of the guarantees, the applicable guarantor:
•
incurred the obligations under the guarantees with an actual intent to hinder, delay or defraud any present or future creditor; or

•
received less than reasonably equivalent value or fair consideration for the obligations incurred under the guarantees and the applicable guarantor:

•
was insolvent or rendered insolvent by reason of the incurrence of such obligations;

•
was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•
intended to incur, or believed that it would incur, debts beyond its ability to pay as such debts mature.

The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, a guarantor would be considered insolvent if:
•
the sum of its debts, including contingent liabilities, was greater than the value of all of its assets at a fair valuation;

•
the present fair saleable value of its assets was less than the amount that would be required to pay its probable liabilities on its existing debts, including contingent liabilities, as they become absolute and mature; or

•
it could not pay its debts as they become due.

By its terms, the guarantee of each guarantor will limit the liability of each such guarantor to the maximum amount it can pay without the guarantee being deemed a fraudulent transfer. Each of the guarantors believes that immediately after the issuance of the notes by CNH Industrial Capital LLC and the issuance of the guarantees by the guarantors, each of the guarantors will be solvent, will have sufficient capital to carry on their respective businesses and will be able to pay their respective debts as they mature. However, there can be no assurance as to what standard a court would apply in making these determinations or that a court would reach the same conclusions with regard to these issues. In an evidentiary ruling in In re W.R. Grace & Co., the federal bankruptcy court for the District of Delaware held that under the Uniform Fraudulent Transfer Act, whether a transferor is rendered insolvent by a transfer depends on the actual liabilities of the transferor, and not what the transferor knows about such liabilities at the time of the transfer. Therefore, under that court’s analysis, liabilities that are unknown, or that are known to exist but whose magnitude is not fully appreciated at the time of the transfer, may be taken into account in the context of a future determination of insolvency. If the principle articulated by that court is upheld, it would make it very difficult to know whether a transferor is solvent at the time of transfer, and would increase the risk that a transfer may in the future be found to be a fraudulent transfer.
Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from either or both of the guarantors.
You will have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes — Guarantees.”
The credit ratings of the notes may not reflect all risks of an investment in the notes.
The credit ratings of the notes are an assessment of our ability to pay our obligations under the notes as they become due. Consequently, real or anticipated changes in these credit ratings will generally affect the market value of the notes. The credit ratings of the notes, however, may not reflect the potential risks related to the market or other factors on the value of the notes. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in the credit ratings of the notes will not reduce the other investment risks related to the notes. In addition, one or more independent credit rating agencies may assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus supplement, and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.
An increase in market rates could result in a decrease in the value of the notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.
The market price of the notes may be volatile.
The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including but not limited to:
•
our financial performance;

•
the amount of indebtedness we and our subsidiaries have outstanding;

•
market interest rates;

•
the market for similar securities;

•
our credit ratings;

•
competition; and

•
general economic conditions.

As a result of these factors, you may only be able to sell your notes at a price below what you believe to be appropriate, including a price below the price you paid for them.
We may redeem your notes at our option, which may adversely affect your return.
We may redeem the notes, in whole or in part, at our option at any time or from time to time at the applicable redemption prices described in this prospectus supplement. Prevailing interest rates at the time we redeem the notes may be lower than the interest rate on the notes. As a result, you may not be able to reinvest the redemption proceeds in a comparable security at an interest rate equal to or higher than the interest rate on the notes. See “Description of the Notes — Optional Redemption” for a more detailed description of the conditions under which we may redeem the notes.
The notes will initially be held in book-entry form and, therefore, you must rely on the procedures and relevant clearing systems to exercise your rights and remedies.
Unless certificated notes are issued in exchange for book-entry interests in the notes, owners of book-entry interests will not be considered owners or holders of the notes. Instead, The Depository Trust Company (“DTC”), or its nominee, will be the sole holder of the notes. Payments of principal, interest and other amounts owing on or in respect of the notes in global form will be made to the paying agent, which will make payments to DTC. Thereafter, such payments will be credited to DTC participants’ accounts that hold book-entry interests in the notes in global form and credited by such participants to indirect participants. Unlike holders of the notes themselves, owners of book-entry interests will not have the direct right to act upon our solicitations for consents or requests for waivers or other actions from holders of the notes. Instead, if you own a book-entry interest, you will be permitted to act only to the extent you have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. We cannot assure you that procedures implemented for the granting of such proxies will be sufficient to enable you to vote on any requested actions on a timely basis.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION
All statements other than statements of historical fact contained in this filing, including competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, capital expenditures, dividends, liquidity, capital structure or other financial items; costs; and plans and objectives of management regarding operations, products and services, are forward-looking statements. Forward-looking statements also include statements regarding the future performance of CNH and its subsidiaries on a stand-alone basis. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize (or they occur with a degree of severity that the Company is unable to predict) or other assumptions underlying any of the forward-looking statements prove to be incorrect, including any assumptions regarding strategic plans, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements. Specific factors that could cause actual results to differ from those in the forward-looking statements include, among others:
•
Credit rating changes could affect our access to funding and our cost of funds, which could in turn adversely affect our financial condition and results of operations.

•
We have significant outstanding indebtedness, which may limit our ability to obtain additional funding and may limit our financial and operating flexibility.

•
Restrictive covenants in our debt agreements could limit our financial and operating flexibility.

•
Reduced demand for agricultural and construction equipment would reduce the opportunities for us to finance equipment.

•
We are subject to interest rate risks, and changes in interest rates could reduce demand for CNH North America equipment, adversely affect our interest margins, and limit access to capital markets while increasing borrowing costs.

•
Change in support from CNH North America could reduce our ability to offer competitively priced financing, which may have a material adverse effect on our business, financial condition, results of operations and cash flows.

•
An increase in customer credit risk may result in higher delinquencies and defaults, and deterioration in collateral valuation may reduce our collateral recoveries, which could increase losses on our receivables and operating leases and adversely affect our financial position and results of operations.

•
Changes in interest rates, exchange rates and market liquidity could have a material adverse effect on our earnings and cash flows.

•
Our models could fail to properly anticipate and manage risk.

•
Changes in government monetary or fiscal policies may negatively impact our results.

•
If we are unable to obtain funding, in particular through the ABS market and committed asset-backed facilities, at competitive rates, our ability to conduct our financing business may be severely impaired and our financial condition, results of operations and cash flows may be materially and adversely affected.

•
If we breach our representations and warranties in connection with our ABS transactions, we may be required to repurchase non-conforming receivables from the securitization vehicles, which could have an adverse effect on our financial position, results of operations and cash flows.

•
Certain of our operations are subject to supervision and regulation by governmental authorities and changes in applicable laws or regulations may adversely impact our ability to engage in related business activities or increase the cost of our operations, thus adversely affecting our business, financial position and results of operations.

•
New regulations or changes in financial services regulations could adversely impact us.

•
Our operations are subject to risks associated with our use of third-party service providers.

•
Our business may be affected by climate change, unfavorable weather conditions or other calamities.

•
Global economic conditions impact our business.

•
Changes in demand for food and alternate energy sources could impact our revenues.

•
Competitive activity or failure by us to respond to actions by our competitors could adversely affect our results of operations, in particular due to a cost of funds disparity between us and some of our competitors.

•
Our ability to execute our strategy depends upon our ability to attract, develop and retain qualified personnel.

•
A decrease in the value of the equipment that we lease or higher than expected return volumes of our leased equipment could adversely affect our results.

•
Our results of operations may be adversely impacted by various types of claims, lawsuits, and other contingent obligations.

•
Our affiliates may cease to provide us with financing support.

•
Our participation in cash management pools exposes us to CNH credit risk, which, in the event of a bankruptcy or insolvency of certain CNH entities, could render us unable to recover our deposits, materially and adversely affecting our financial condition and results of operations.

•
A cybersecurity breach could interfere with our operations, compromise confidential information, negatively impact our corporate reputation and expose us to liability.

•
Changes in privacy laws could disrupt our business.

•
We have identified material weaknesses in our internal control over financial reporting. If our remediation of these material weaknesses is not effective, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations and investors may lose confidence in the accuracy and completeness of our financial reports.

Additional factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: economic conditions in each of CNH’s markets, including the significant uncertainty caused by geopolitical events; production and supply chain disruptions, including industry capacity constraints, material availability, and global logistics delays and constraints; the many interrelated factors that affect consumer confidence and worldwide demand for capital goods and capital goods related products; changes in government policies regarding banking, monetary and fiscal policy; legislation, particularly pertaining to capital goods related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including sanctions, import quotas, capital controls and tariffs; volatility in international trade caused by the imposition of tariffs, sanctions, embargoes, and trade wars; actions of competitors in the various industries in which CNH North America competes; development and use of new technologies and technological difficulties; the interpretation of, or adoption of new, compliance requirements with respect to engine emissions, safety or other aspects of CNH’s products; labor relations; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities and material price increases; housing starts and other construction activity; our ability to obtain financing or to refinance existing debt; restrictive covenants in our debt agreements; actions by rating agencies concerning the ratings on our debt and asset-backed securities and the credit rating of CNHI; price pressure on new and used equipment; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the Company and its CNH North America dealers; security breaches with respect to CNH’s products; political and civil unrest; volatility and deterioration of capital and financial markets, including pandemics (such as the COVID-19 pandemic) and terrorist attacks in Europe and elsewhere; the remediation of the material weaknesses described in our Annual Report on Form 10-K for the year ended December 31, 2023; our ability to realize the anticipated benefits from our business initiatives as part of CNHI’s strategic plan, including targeted restructuring actions to optimize CNHI’s cost structure and improve the efficiency of its operations; CNHI’s failure to realize, or a delay in realizing, all of the anticipated benefits of its acquisitions, joint ventures, strategic alliances or divestitures and other similar risks and uncertainties, and our and CNHI’s success in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this prospectus supplement, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside of our control. CNH Capital expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements to reflect any change in expectations or any change in events, conditions or circumstances on which these forward-looking statements are based.
Further information concerning CNH Capital, including factors that potentially could materially affect CNH Capital’s financial results, is included in CNH Capital’s reports and filings with the SEC.

USE OF PROCEEDS
We intend to add the net proceeds from this offering to our general funds and to use them for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets in the ordinary course of business, as well as repayment of indebtedness as it becomes due.
For a detailed description of our existing indebtedness, see “Note 8: Credit Facilities and Debt” to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 and “Note 6: Credit Facilities and Debt” to our unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, which are incorporated by reference into this prospectus supplement.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2024, on (i) an actual basis and (ii) on an as adjusted basis to reflect the estimated net proceeds from this offering and the repayment on October 1, 2024 of C$300 million ($218.9 million) of CNH Capital Canada’s 1.500% Notes due 2024.
You should read this table in conjunction with our financial statements and accompanying notes and other financial data incorporated by referenced into this prospectus supplement and the accompanying prospectus.
The capitalization table below is not necessarily indicative of our future capitalization or financial condition.
	As of June 30, 2024
	Actual	As Adjusted(1)
	(dollars in thousands)
Cash and cash equivalents	$81,128	$
Restricted cash	364,111		364,111
Total cash, cash equivalents and restricted cash	$445,239	$
Debt
Short-term debt (including current maturities of long-term debt)
1.500% Notes due 2024	$218,916		$—
3.950% Notes due 2025	500,000		500,000
Credit facility – secured	2,212,199		2,212,199
Other secured debt	1,998,647		1,998,647
Repurchase agreement	328,374		328,374
Uncommitted credit line – unsecured	100,000		100,000
Credit facility – unsecured	36,486		36,486
Commercial paper	390,000		390,000
Hedging, discounts and unamortized issuance costs	(3,661)		(3,638)
Total short-term debt	5,780,961		5,562,068
Long-term debt
Notes offered hereby(2)	—
5.450% Notes due 2025	400,000		400,000
1.875% Notes due 2026	500,000		500,000
1.450% Notes due 2026	600,000		600,000
5.500% Notes due 2026	291,888		291,888
4.800% Notes due 2027	291,888		291,888
4.550% Notes due 2028	600,000		600,000
5.500% Notes due 2029	500,000		500,000
5.100% Notes due 2029	600,000		600,000
Credit facility – secured	785,389		785,389
Other secured debt(3)	3,599,819		3,599,819
Credit facility – unsecured	272,430		272,430
Hedging, discounts and unamortized issuance costs	(76,724)
Total long-term debt	8,364,690
Total third-party debt	14,145,651

	As of June 30, 2024
	Actual	As Adjusted(1)
	(dollars in thousands)
Affiliated debt	—		—
Total debt	14,145,651
Stockholder’s equity
Member’s capital	—		—
Paid-in capital	918,314		918,314
Accumulated other comprehensive income (loss)	(150,860)		(150,860)
Retained earnings	854,893		854,893
Total stockholder’s equity	1,622,347		1,622,347
Total capitalization	$15,767,998	$

(1)
As adjusted to reflect the repayment on October 1, 2024 of C$300 million ($218.9 million) of CNH Capital Canada’s 1.500% Notes due 2024, the effect of the issuance of the notes offered hereby and the application of the estimated net proceeds as described in this prospectus supplement.

(2)
Consists of $       million aggregate principal amount of the notes offered hereby.

(3)
This table does not reflect funding transactions completed subsequent to June 30, 2024, including the issuance of C$549 million ($404 million) of amortizing asset backed notes secured by Canadian retail receivables and the issuance of $1,174 million of amortizing asset backed notes secured by U.S. retail receivables.

DESCRIPTION OF THE NOTES
Please note that in this section entitled “Description of the Notes,” references to “Holders” mean those who own notes registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries. Owners of beneficial interests in the notes should also read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.
The following description of the particular terms of the notes supplements the general description of the debt securities included in the accompanying prospectus. You should review this description together with the description of the debt securities included in the accompanying prospectus. To the extent this description is inconsistent with the description in the accompanying prospectus, this description will control and replace the inconsistent description in the accompanying prospectus.
The notes will be issued pursuant to an officers’ certificate under the indenture (the “Indenture”), dated as of July 2, 2020, by and among us, the guarantors of the notes (the “Guarantors”) and Citibank, N.A., as trustee (the “Trustee”). The Indenture permits the issuance of various distinct series of debt securities. The notes will be a separate series of debt securities under the Indenture.
This section of the prospectus supplement summarizes the material provisions of the Indenture as it relates to the notes and the officers’ certificate establishing the notes. It does not restate the indenture and officers’ certificate in their entirety. We urge you to read the indenture and the officers’ certificate because they, and not this description, define the rights of Holders of the notes.
Defined terms used in this section have the meanings set forth below under “— Certain Definitions.” For purposes of this section, references to the Company refer only to CNH Industrial Capital LLC and not its Subsidiaries. Definitions, covenants and provisions described in this section apply only with respect to the notes and not to any other series of debt securities under the Indenture.
Principal, Maturity and Interest
The notes will mature on     . Interest on the notes will accrue at the rate of     % per annum. Interest on the notes will be payable semiannually in arrears in cash on each     and     , commencing on        , 2024, to the persons who are registered Holders at the close of business on     and       immediately preceding the applicable interest payment date (whether or not a Business Day). Interest on the notes will accrue from and including the most recent date to which interest has been paid or, if no interest has ever been paid, from and including the date of issuance. Interest will be computed on the basis of a 360-day year comprising twelve 30-day months.
The notes will not be entitled to the benefit of any mandatory sinking fund.
Guarantees
The notes will be unconditionally, jointly and severally guaranteed by CNH Capital America and New Holland Credit.
The guarantee (“Guarantee”) of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured Indebtedness of such Guarantor that are not so subordinated. The notes will be effectively subordinated to the obligations of each of the Company’s direct and indirect Subsidiaries that is not a Guarantor of the notes. As of June 30, 2024, such non-Guarantor Subsidiaries had $10.8 billion of outstanding debt. In addition, the assets of our Securitization Subsidiaries, which are variable-interest entities that engage in our Securitization Transactions, do not belong to us and cannot be used to satisfy our obligations under the notes. As of June 30, 2024, the total assets and debt of such Securitization Subsidiaries consolidated on our balance sheet were $8.9 billion and $8.3 billion, respectively. See “Risk Factors — Risks Related to the Notes and this Offering — Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from either or both of the guarantors.”

The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. If a Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.
The Guarantee of a Guarantor will be automatically released:
(1)
in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company;

(2)
in connection with the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company; or

(3)
in the case of any Subsidiary which after the Issue Date is required to Guarantee the notes pursuant to the covenant described under “— Issuance of Subsidiary Guarantees,” upon either (x) the release or discharge of the Guarantee of such Subsidiary of Indebtedness of the Company or any other Person which resulted in the obligation to so guarantee the notes or (y) the notes reaching Investment Grade Status.

Parent Support Agreement
Effective as of September 29, 2013, in connection with the merger of CNH Global with and into CNHI, CNHI assumed all of CNH Global’s obligations under the Parent Support Agreement, pursuant to which CNHI has agreed to, among other things, (a) make cash capital contributions to the Company, to the extent that such payments are necessary to cause the ratio of net earnings available for fixed charges to fixed charges of the Company and its Subsidiaries to be not less than 1.05 for each fiscal quarter of the Company (with such ratio determined, on a consolidated basis and in accordance with U.S. GAAP, for such fiscal quarter and the immediately preceding three fiscal quarters taken as a whole), (b) generally maintain an ownership of at least fifty-one percent (51%) of the Capital Stock of the Company having voting power for the election of directors or managers and (c) cause the Company to have, as at the end of any fiscal quarter, a consolidated tangible net worth of at least $50.0 million. CNHI is required to cure, directly or indirectly, any deficiency in the ratio of net earnings available for fixed charges to fixed charges or in the consolidated tangible net worth not later than 90 days following the end of the fiscal quarter in which the deficiency occurred.
The Parent Support Agreement is not intended to be and is not a guarantee by CNHI of the payment of the principal of and any premium and interest on the notes. The obligations of CNHI to the Company pursuant to the Parent Support Agreement are to the Company only and do not run to, and are not enforceable directly by, any creditor of the Company including Holders of the notes or the Trustee, and the terms of the Parent Support Agreement will not cause CNHI to be responsible for the payment of any obligations of the Company or of any Guarantor to any creditor thereof, including the Holders of the notes or the Trustee; provided, however, that the Holders of more than 50% of the aggregate outstanding principal amount of all of the Company’s indebtedness (other than indebtedness owed to any Affiliate of the Company) will have the right to demand that the Company enforce the Company’s rights under the Parent Support Agreement, and if the Company fails or refuses to take timely action to enforce such rights, such Holders may proceed against the Company to require the Company to enforce its rights under the Parent Support Agreement.
Redemption
Optional Redemption
Prior to      (one month prior to their maturity date) (the “Par Call Date”), the Company may redeem the notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus      basis points less (b) interest accrued to the date of redemption, and
(2)   100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the Par Call Date, the Company may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Maturity Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company will be responsible for calculating the Treasury Rate and the redemption price. The Trustee shall have no duty to calculate the Treasury Rate or the redemption price nor shall it have any duty to review or verify the Company’s calculations of the Treasury Rate or the redemption price.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each Holder of notes to be redeemed.
In the event of a partial redemption, subject to applicable procedures of DTC with respect to global notes, selection of the notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the Holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Any notice of redemption of any series of notes may, at the Company’s discretion, be subject to one or more conditions precedent with respect to completion of a corporate transaction (including, but not limited to, any, merger, acquisition, disposition, asset sale or corporate restructuring or reorganization) or financing (including, but not limited to, any incurrence of indebtedness (or entering into a commitment with respect thereto), sale and leaseback transaction, issuance of securities, equity offering or contribution, liability management transaction or other capital raise) and may be given prior to the completion thereof. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date.
Any notice of redemption may provide that payment of the redemption price and the performance of the Company’s obligations with respect to such redemption may be performed by another person.
Repurchase at the Option of Holders Upon a Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s notes pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of DTC, a notice to each Holder of the notes, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their notes purchased pursuant to a Change of Control Offer will be required to surrender such notes with the form entitled “Option of Holder to Elect Purchase” on the reverse of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company will, to the extent lawful:
•
accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the Trustee the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

Subject to applicable procedures of DTC with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of notes properly tendered the Change of Control Payment for such notes, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new note in a principal amount equal to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.
The Change of Control purchase feature of the notes may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur additional Indebtedness are contained in the covenants described under “— Limitations on Secured Indebtedness” and “— Limitations on Sales and Leasebacks.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the notes then outstanding. Except for the limitations contained in such covenants, however, the notes do not have the benefit of any covenants or provisions that may afford Holders of the notes protection in the event of a highly leveraged transaction. Neither the Trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Decline or Change of Control Triggering Event has occurred.
The ability of the Company to pay cash to the Holders of the notes following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the notes. In the event the Company is required to purchase outstanding notes pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company absent a decision by a court of competent jurisdiction. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the notes as described above.
Limitations on Secured Indebtedness
The Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume, guarantee or create any Secured Indebtedness without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Indebtedness that the outstanding notes (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the outstanding notes) will be secured equally and ratably with (or prior to) such Secured Indebtedness, so long as such Secured Indebtedness will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of (a) all outstanding Secured Indebtedness of the Company and its Restricted Subsidiaries, plus (b) all Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive described under “— Limitations on Sales and Leasebacks” below), plus (c) all Indebtedness of CNH Capital Canada (other than Indebtedness of CNH Capital Canada owed to CNHI, or any Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Indebtedness in any computation under this covenant, Indebtedness secured by:
(1)
Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)
Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3)
Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)
Liens in favor of the Company or any Restricted Subsidiary;

(5)
Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)
Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)
Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8)
Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Governing Body of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(9)
Liens (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;
(10)
Liens relating to collateral provided to any counterparty of the Company or any of its Subsidiaries in connection with any Hedging Transaction; or

(11)
any extension, renewal, refunding or replacement of the foregoing.

For purposes of this subsection, “— Limitations on Secured Indebtedness”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.
Limitations on Sales and Leasebacks
The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any property of the Company or any Restricted Subsidiary, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the sum of the aggregate amount of (a) all Attributable Debt with respect to all such sale and leaseback transactions, plus (b) all Secured Indebtedness (with the exception of Indebtedness secured by Liens which are incurred, issued, assumed, guaranteed, created or permitted pursuant to clauses (1) to (11) inclusive described under “— Limitations on Secured Indebtedness” above), plus (c) all Indebtedness of CNH Capital Canada (other than Indebtedness of CNH Capital Canada owed to CNHI, or any Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this covenant or under the covenant described in “— Limitations on Secured Indebtedness” above, Attributable Debt with respect to any sale and leaseback transaction if:
(1)
The Company or any Restricted Subsidiary is permitted to incur Indebtedness secured by a Lien pursuant to clauses (1) to (11) inclusive described under “— Limitations on Secured Indebtedness” above on the property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the notes;

(2)
The Company or any Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the Company or such Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such arrangement or (ii) the fair market value of the property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the Company) to the retirement of Secured Indebtedness of the Company or any Restricted Subsidiary (other than Secured Indebtedness owned by the Company or any Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of any Secured Indebtedness;

(3)
The Company or any Restricted Subsidiary applies the net proceeds of the sale or transfer of the property leased pursuant to such transaction to the purchase of other property or assets used or useful in the Company’s or any Restricted Subsidiary’s business within 270 days prior or subsequent to such sale or transfer;

(4)
the effective date of any such arrangement is within 270 days of the acquisition of the applicable property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)
the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three years; or

(6)
the sale and leaseback transaction is entered into between the Company and any such Restricted Subsidiary or between any such Restricted Subsidiaries.

For purposes of this subsection, “— Limitations on Sales and Leasebacks”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.
Mergers and Similar Transactions
We will generally be permitted to merge or consolidate with another entity. We will also be permitted to sell our assets substantially as an entirety to another entity. However, the Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge with or into the Company or convey, transfer or lease all or substantially all of its properties and assets to the Company unless:
(1)
the Person formed by such consolidation or with or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of the Company shall be a Person organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all of the notes and the performance or observance of every covenant of the Indenture in respect of the notes on the part of the Company to be performed or observed and shall expressly assume all obligations of the Company under the Parent Support Agreement;

(2)
immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Default in respect of the notes or Event of Default in respect of the notes shall have occurred and be continuing;

(3)
if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company or any Subsidiary of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture in respect of the notes, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Upon any consolidation of the Company with, or merger of the Company with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company in accordance with the foregoing, the successor Person formed by such consolidation or with or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been named as the Company in the Indenture; and in the event of any such conveyance, transfer or lease, the Company (which term shall for this purpose mean the Person named as the Company or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture and in respect of the notes or its Guarantee, as the case may be, and may be dissolved and liquidated.
Each Guarantor will generally be permitted to merge or consolidate with another entity. Each Guarantor will also be permitted to sell its assets substantially as an entirety to another entity. However, no Guarantor (other than a Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture) shall consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, and the Company shall not permit any Person to consolidate with or merge with or into any other Guarantor or convey, transfer or lease all or substantially all of its properties and assets to any other Guarantor, unless:
(1)
if such Guarantor shall consolidate with or merge with or into another Person or convey, transfer or lease all or substantially all of its properties and assets to any Person, the Person formed by such consolidation or with or into which such Guarantor is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all of the properties and assets of such Guarantor shall be organized and validly existing under the laws of (x) if such Guarantor is organized and existing under the laws of the United States or any State thereof or the District of Columbia; or (y) if such Guarantor is organized and existing under the laws of any other jurisdiction (i) a member state of the European Union (as it exists on the Issue Date), (ii) the United States or any state thereof or the District of Columbia or (iii) the jurisdiction or organization or existence of such Guarantor to which such consolidation or merger relates and, in each case, shall expressly assume, by a supplemental indenture, all of the obligations of such Guarantor under the Indenture in respect of the notes and such Guarantor’s Guarantee in respect of the notes;

(2)
immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of such Guarantor as a result of such transaction as having been incurred by such Guarantor at the time of such transaction, no Default in respect of the notes or Event of Default in respect of the notes shall have happened and be continuing;

(3)
if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture in respect of the notes, such Guarantor or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure its Guarantee of the notes equally and ratably with (or prior to) all indebtedness secured thereby; and

(4)
such Guarantor has delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with.

Upon any consolidation of a Guarantor with, or merger of such Guarantor with or into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of such Guarantor with or in accordance with the foregoing, the successor Person formed by such consolidation or with or into which such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under the Indenture with the same effect as if such successor Person had been a Guarantor under the Indenture; and in the event of any such conveyance, transfer or lease, such Guarantor (which term shall for this purpose mean the Person named as such Guarantor or any successor entity which shall have theretofore become such in the manner prescribed above) shall be discharged from all liability under the Indenture in respect of the notes and in respect of its Guarantee of the notes, and may be dissolved and liquidated.
If the conditions described above are satisfied, we will not need to obtain the approval of the Holders in order to merge or consolidate or to sell our assets. We will not need to satisfy these conditions if we enter into other types of transactions, including certain transactions in which we acquire the stock or assets of another entity, that involve a change of control of us but in which we do not merge or consolidate or in which we do not convey, transfer or lease all or substantially all of our properties and assets.
Issuance of Subsidiary Guarantees
The Company will not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to be obligated as a guarantor, other than as a result of any bank or other depositary institution’s right of set-off, of the obligation of the Company or any other Person under any Indebtedness in excess of $50.0 million in the aggregate unless such Restricted Subsidiary concurrently therewith:
(1)
executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the outstanding notes and the Indenture in respect of the notes on the terms set forth in the Indenture in respect of the notes for so long as such guaranteed Indebtedness exceeds $50.0 million in the aggregate; and

(2)
delivers to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor in respect of the notes for all purposes of the Indenture until such Guarantee is released in accordance with the provisions described under “Guarantees” above. The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor in respect of the notes.
Legal Defeasance and Covenant Defeasance
The provisions for Legal Defeasance and Covenant Defeasance below will apply to the notes.
Legal Defeasance.   The Company may, at its option and at any time, with respect to the notes and any corresponding Guarantees, elect to have its obligations and the obligations of any Guarantors discharged (“Legal Defeasance”), subject to satisfying certain conditions as described below under “— Conditions to Legal Defeasance and Covenant Defeasance”. Such Legal Defeasance means that the Company and each Guarantor shall be deemed to have paid and discharged the entire indebtedness represented by the notes and any corresponding Guarantees, except for:
(1)
the rights of Holders of the notes to receive, solely from the trust fund described below under “— Conditions to Legal Defeasance and Covenant Defeasance”, payments in respect of the principal of and any premium and interest on the notes when such payments are due;

(2)
the Company’s obligations with respect to the notes concerning issuing temporary notes, registration of the notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payments and the Company’s obligations to hold or deposit money in trust for payments with respect to the notes;

(3)
the rights, powers, trust, duties and immunities of the Trustee under the Indenture; and

(4)
the Legal Defeasance provisions of the Indenture.

If we ever accomplished Legal Defeasance with respect to your notes, you would have to rely solely on the trust deposit for payments on your notes. You would not be able to look to us for payment if there were any shortfall.
Covenant Defeasance.   In addition, the Company may, at its option and at any time, with respect to the notes and any corresponding Guarantees, elect to have its and the Guarantors’ obligations released with respect to certain covenants under the Indenture (“Covenant Defeasance”) and thereafter any omission or failure to comply, with such obligations shall not constitute a Default or Event of Default with respect to the notes, subject to satisfying certain conditions as described below under “— Conditions to Legal Defeasance and Covenant Defeasance”. In the event Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, reorganization and insolvency events) described under “— Default, Remedies and Waiver of Default” will no longer constitute an Event of Default with respect to the notes.
If we accomplish Covenant Defeasance with respect to your notes, we must still repay your notes if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your notes became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Conditions to Legal Defeasance and Covenant Defeasance.   In order to exercise Legal Defeasance or Covenant Defeasance with respect to the notes:
(1)
The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the notes, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company expressed in a written certification to the Trustee, to pay the principal of, premium, if any, and interest on the notes on the stated date of payment thereof or on the applicable redemption date, if any, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash or the proceeds of such obligations to said payments with respect to the notes;

(2)
in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the relevant Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)
in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the Trustee confirming that the Holders of the notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Covenant Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; the Company shall have delivered to the Trustee an officers’ certificate to the effect that the notes, if then listed on any securities exchange, will not be delisted as a result of such deposit;

(4)
no Default in respect of the notes or Event of Default in respect of the notes shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date

(5)
of such deposit (other than a Default in respect of the notes or Event of Default in respect of the notes resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the notes concurrently with such incurrence);

(6)
such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all notes are in default within the meaning of the Trust Indenture Act);

(7)
such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a default under the Indenture in respect of the notes or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(8)
the Company shall have delivered to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

(9)
such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under the Investment Company Act or exempt from registration thereunder;

(10)
the Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent (other than, in the case of such legal opinion,

paragraph (6) above as to which such counsel need express no opinion) provided for or relating to such Legal Defeasance or the Covenant Defeasance have been complied with; and
(11)
the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit and assuming that no Holder of the notes is an “insider” with respect to the Company, as that term is defined in Section 101 of title 11, United States Bankruptcy

Code (the “Bankruptcy Code”), the cash or securities deposited in trust will not be subject to avoidance and repayment under Sections 547 and 550 of the Bankruptcy Code.
Payments for Consent
The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture applicable to the notes or any Guarantees unless such consideration is offered to be paid to all Holders who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.
Reports to Holders
The Company will deliver to the Trustee, within 15 days after it is required to file them with the Commission, copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and (D) any other information, documents or other reports which the Company would be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file the information, documents and reports described in clauses (A), (B), (C) or (D) of this sentence with the Commission, or if the Commission does not permit such filing, the Company shall make available such information, documents and reports to prospective purchasers of the notes, in addition to providing such information to the Trustee and the Holders, in each case within 30 days after the time the Company would have been required to file such information with the Commission, if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders and/or prospective purchasers of the notes, if the Company has filed such information, documents or reports with the Commission via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available. The Company has also agreed that, for so long as any notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with certain information pursuant to Rule 12g3-2(b) under the Exchange Act, it will furnish to the holders of the notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the notes (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the Commission or any website under the Indenture.
The Company will transmit by mail to all Holders of the notes, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by the Company, if any, pursuant to the Indenture as may be required by rules and regulations prescribed from time to time by the Commission.

Compliance with Parent Support Agreement
The Company (i) will observe and perform in all material respects all of its covenants or agreements contained in the Parent Support Agreement, (ii) will use commercially reasonable efforts to cause CNHI to observe and perform in all material respects all covenants or agreements of CNHI contained in the Parent Support Agreement and (iii) will not waive compliance under, amend in any material respect or terminate the Parent Support Agreement; provided, however, that the Parent Support Agreement may, in accordance with the terms thereof, be modified, amended or terminated, at CNHI’s election, upon 30 days prior written notice to the Company and to Moody’s and S&P if (a) such modification, amendment or termination would not result in a downgrade of the Company’s rated indebtedness by Moody’s or S&P; (b) the modification, amendment or notice of termination provides that the Parent Support Agreement will continue in effect with respect to the Company’s rated indebtedness outstanding on the effective date of the modification, amendment or termination; or (c) there is no long-term rated indebtedness of the Company outstanding.
Default, Remedies and Waiver of Default
You will have special rights if an event of default (an “Event of Default”) with respect to the notes occurs and is continuing, as described in this subsection.
An Event of Default with respect to the notes means any of the following:
(1)
the failure to pay interest on any notes when the same becomes due and payable and such default continues for a period of 30 days;

(2)
the failure to pay the principal of any notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase notes tendered pursuant to a Change of Control Offer in respect of the notes);

(3)
a default in the performance, or breach, of any term or provision of those covenants contained in the Indenture that are described above under clause (iii) of “— Compliance with Parent Support Agreement”;

(4)
a default in the observance or performance of any other covenant or agreement contained in the Indenture in respect of the notes which default continues for a period of 30 days after the Company receives written notice specifying the default from the Trustee or the Holders of at least 25% of the outstanding principal amount of the notes with a copy to the Trustee (except in the case of a default with respect to the covenant described under “— Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the notes with such notice requirement but without such passage of time requirement);

(5)
a default under any Indebtedness of the Company, any Restricted Subsidiary of the Company or any Guarantor in respect of the notes that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company and/or Guarantors that, together would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary of the Company or Guarantor or group of Restricted Subsidiaries of the Company and/or any Guarantors), whether such Indebtedness now exists or is created after the Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount in excess of $75.0 million;

(6)
one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company, any Restricted Subsidiary of the Company or Guarantor that, in the case of any such Restricted Subsidiary or Guarantor is a Significant Subsidiary or group of Restricted Subsidiaries of the Company and/or Guarantors

that, together, would constitute a Significant Subsidiary and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;
(7)
certain events of bankruptcy, insolvency or similar events as set forth in the Indenture affecting the Company or any Restricted Subsidiary or Guarantor that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or group of Restricted Subsidiaries of the Company and/or Guarantors that, together, would constitute a Significant Subsidiary; or

(8)
any Guarantee of any Guarantor ceases to be in full force and effect or any such Guarantee is declared to be null and void and unenforceable or any such Guarantee is found to be invalid or any such Guarantor denies its liability under its Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

Certain Remedies If an Event of Default Occurs.
If an Event of Default (other than an Event of Default specified in clause (7) above) shall occur and be continuing with respect to the notes, the Trustee or the Holders of at least 25% in principal amount of outstanding notes may declare the principal of, premium, if any, and accrued interest on all the outstanding notes to be due and payable by notice in writing to the Company and (if given by the Holders of the notes) the Trustee specifying the respective Events of Default and that it is a “notice of acceleration,” and the same shall become immediately due and payable. If an Event of Default specified in clause (7) above occurs and is continuing with respect to the notes, then all unpaid principal of, premium, if any, and accrued and unpaid interest on all of the outstanding notes shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
The Indenture provides that, at any time after a declaration of acceleration with respect to the notes as described in the preceding paragraph, the Holders of a majority in principal amount of the then outstanding notes may rescind and annul such acceleration if:
(1)
the rescission would not conflict with any judgment or decree;

(2)
all existing Events of Default with respect to the notes, other than nonpayment of principal or interest that has become due solely because of the acceleration, have been cured or waived;

(3)
to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal on the notes, which has become due otherwise than by such declaration of acceleration, has been paid;

(4)
the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

(5)
in the event of the cure or waiver of an Event of Default of the type described in clause (7) of the description above of Events of Default for the notes, the Trustee shall have received an officers’ certificate and an opinion of counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
Under the Indenture, the Company is required to provide an officers’ certificate to the Trustee, within 120 days after the end of each fiscal year (which fiscal year ends December 31), stating whether or not to the best knowledge of such officers the Company is in default in the performance and observance of any of the terms, provisions and conditions of the Indenture (without regard to any period of grace or requirement of notice provided thereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. If an Event of Default occurs and is continuing and has not been waived, the Trustee will have those specific duties applicable to it under the Indenture. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in so doing, that a prudent person would exercise or use under the circumstances in conducting his or her own affairs.

Except as described in the prior paragraph, the Trustee will not be required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee protection satisfactory to it from expenses and liability. This protection is called an indemnity and/or security. If the Trustee is provided with an indemnity and/or security satisfactory to it, the Holders of a majority in principal amount of all outstanding notes may, subject to all provisions of the Indenture and applicable law and certain other conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the notes.
Under the Indenture, the Company shall deliver to the Trustee, within five Business Days of its becoming aware of any Default or Event of Default with respect to the notes, an officers’ certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
Before any Holder is permitted to bypass the Trustee and bring a lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any notes, all of the following must occur:
(1)
such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the notes;

(2)
the Holders of not less than 25% in principal amount of all outstanding notes must make a written request to the Trustee that the Trustee institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture and such Holders must offer to the Trustee indemnity and/or security satisfactory to the Trustee against the cost and other liabilities to be incurred in compliance with such request;

(3)
the Trustee must not have taken action for 60 days after the above steps have been taken; and

(4)
no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding notes.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your notes on or after its due date.
Waiver of Default.   The Holders of a majority in principal amount of the notes may waive a default for all notes. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on a note or a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding notes, however, without the approval of the particular Holder of that note.
You should consult your bank or broker for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity. See also the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.
Changes of the Indenture Requiring Each Holder’s Approval
There are certain changes that will not be permitted without the approval of each Holder of a note affected by the change under the Indenture. Here is a list of those types of changes:
(1)
reduce the percentage in principal amount of outstanding notes whose Holders must consent to an amendment or waiver or consent to take any action under the Indenture or the notes;

(2)
reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on the notes;

(3)
reduce the principal of or change or have the effect of changing the fixed maturity of the notes, or change the date on which any notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

(4)
make any note payable in a currency other than that stated in the note;

(5)
make any change in provisions of the Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on the notes on or after the stated due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of the then outstanding notes to waive Defaults or Events of Default with respect to the notes;

(6)
amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer after the occurrence of a Change of Control Triggering Event or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

(7)
modify or change any provision of the Indenture or the related definitions affecting the ranking of the notes or any Guarantee of the notes in a manner which adversely affects the Holders of the notes; or

(8)
release any Guarantor of the notes from any of its obligations in respect of the notes under its Guarantee or the Indenture for the notes otherwise than in accordance with the terms of the Indenture.

Changes of the Indenture Not Requiring Approval by Holders
Other types of changes will not require any approval by Holders of the notes. These changes include modifications or amendments for the following purposes:
(1)
to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Company, adversely affect the rights of any Holder of the notes in any material respect;

(2)
to comply with the covenants described in “— Mergers and Similar Transactions”;

(3)
to comply with any requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA;

(4)
to make any change that would provide any additional benefit or rights to the Holders;

(5)
to add to the covenants of the Company or a Guarantor for the benefit of the Holders of the notes, or to surrender any right or power herein conferred upon the Company or any Guarantor for the notes;

(6)
to secure the notes pursuant to the requirements of “— Limitations on Secured Indebtedness” above, or otherwise;

(7)
to reflect the release of a Guarantor from its obligations with respect to its Guarantee for the notes pursuant to the provisions of the Indenture relating to the release of a Guarantor;

(8)
to add a Guarantor with respect to the notes;

(9)
to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any Holder of the notes under the Indenture;

(10)
to add to, change or eliminate any of the provisions of the Indenture in respect of debt securities issuable under the Indenture, provided that any such addition, change or elimination may not, if the notes were created prior to the execution of such supplemental indenture, (i) apply to the notes if the notes were entitled to the benefit of such provision nor (ii) modify the rights of a Holder of the notes with respect to such provision;

(11)
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities issuable under the Indenture and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

(12)
to establish the form or terms of debt securities issuable under the Indenture as permitted by the Indenture.

Changes of the Indenture Requiring Majority Approval
Any other change to the Indenture and the debt securities issued under the Indenture, including the notes, will require the following approval:
(1)
If the change affects only the debt securities of a particular series, it must be approved by the Holders of a majority in principal amount of the outstanding debt securities of that series.

(2)
If the change affects the debt securities of more than one series of debt securities issued under the Indenture, it must be approved by the Holders of a majority in principal amount of each series of outstanding debt securities affected by the change.

The same majority approval of the Holders of a series of debt securities would be required for us to obtain a waiver of any of our covenants in the Indenture with respect to such series. Our covenants include the promises we make about mergers and similar transactions, which we describe above under “— Mergers and Similar Transactions.” If the requisite Holders approve a waiver of a covenant, we will not have to comply with it. The Holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the Indenture as it affects that debt security, that we cannot change without the approval of the Holder of that debt security as described above under “— Changes of the Indenture Requiring Each Holder’s Approval.”
You should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any notes or request a waiver.
Satisfaction and Discharge
Upon the Company’s request, the Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of all debt securities issued under the Indenture, as expressly provided for in the Indenture) as to all outstanding debt securities when:
(1)
either (a) all the debt securities theretofore authenticated and delivered (except lost, stolen or destroyed debt securities which have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all such debt securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) and (iii) above, has deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest on the debt securities to the date of deposit (if the notes have become due and payable) or to the maturity thereof or the date of redemption of the notes, as the case may be;

(2)
the Company and/or any Guarantors have paid all other sums payable by the Company under the Indenture; and

(3)
the Company has delivered to the Trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction
The Indenture provides that it is, and the notes and any Guarantees will be, governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that we, any Guarantors and the Trustee, and each Holder of a note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the notes or any Guarantees or any transaction contemplated thereby.
The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.
The Trustee
The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default that has not been cured or waived, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA.
The transferor of any note shall provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. In connection with any proposed exchange of a certificated note for a global note, the issuer or DTC shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Attributable Debt” means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the notes and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.
“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in that place of payment are authorized or obligated by law or executive order to close.
“Capital Lease Obligations” of either the Company or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.
“Capital Stock” means
(1)
with respect to any Person that is a corporation, any and all shares of corporate stock of such Person;

(2)
with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock of such Person;

(3)
with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) of such Person; and

(4)
with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits, losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of one or more of the following events:
(1)
any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company’s Capital Stock;

(2)
there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than any transfer to (x) the Company or one or more Subsidiaries of the Company or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(3)
there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Capital Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company (x) in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;
(4)
the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(5)
during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors or managers whose election by such Governing Body or whose nomination for election by the equity-holders of the Company was approved either (x) pursuant to a vote of a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Governing Body of the Company then in office; or

(6)
the first day on which CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of the Company’s Capital Stock.

“Change of Control Triggering Event”, with respect to the notes, means both (i) a Change of Control shall have occurred and (ii) either (x) the notes shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the notes shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the notes shall cease to have Investment Grade Status.
“CNHI” means CNH Industrial N.V., a public limited liability company organized under the laws of the Kingdom of The Netherlands, and, for the avoidance of doubt, its successors in interest (whether by merger, consolidation, sale of assets or otherwise).
“Commission” means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.
“Consolidated Net Tangible Assets” means, at any date, the total assets (net of applicable reserves) appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding assets of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, after deducting therefrom (a) all current liabilities (due within one year) of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding current liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) and (b) all Intangible Assets and related liabilities of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding Intangible Assets and related liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet).
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an Event of Default.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.
“GAAP” or “generally accepted accounting principles” means, with respect to any computation required or permitted hereunder for the notes, such accounting principles as are generally accepted in the United States of America as in effect on the Issue Date for the notes.

“Governing Body” means, as to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.
“Guarantee” has the meaning set forth under “— Guarantees.”
“Guarantor”, with respect to the notes, means each of CNH Capital America and New Holland Credit and each Person that becomes a Guarantor of the notes pursuant to the provisions of the Indenture governing the addition of Guarantors, in each case until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/ sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.
“Holder” means any registered holder, from time to time, of any notes.
“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary of the Company or any other indebtedness of the Company or a Restricted Subsidiary of the Company, evidenced by bonds, debentures, notes or other similar instruments, maturing more than 12 months after the time of computation thereof, (ii) guarantees of any such obligations or indebtedness or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other commercial paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations; provided, however, that in each such case, obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company incurred as a part of a Securitization Transaction shall not constitute Indebtedness.
“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB− (or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.
“Investment Grade Status”, in respect of the notes, means that the notes shall have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing.
“Issue Date” means           , 2024, the date of initial issuance of the notes.
“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.
“Parent Support Agreement” means the Support Agreement, dated November 4, 2011, between CNH Capital LLC and CNH Global N.V., relating to certain financial support provided by CNH Global N.V. to CNH Capital LLC, as supplemented by that certain Supplemental Support Agreement, dated September 27, 2013, by and among CNH Industrial Capital LLC, CNH Global N.V. and CNH Industrial N.V.
“Permitted Holders” means each of:
(a)
CNHI;

(b)
any Person that is a Subsidiary of CNHI for so long as such Person continues to be a Subsidiary of CNHI; and

(c)
any Parent of CNHI (provided that in the case of this clause (c), at all times, the Company shall also be a direct or indirect Subsidiary of CNHI).

For purposes of this definition, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.
“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or government or any agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).
“Rating Decline” shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of the notes is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of the notes by either Rating Agency shall be decreased.
“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.
“Restricted Subsidiary”, in respect of the notes, means any Subsidiary of the Company that is not an Unrestricted Subsidiary in respect of the notes. As of the Issue Date, each of the following Subsidiaries of the Company will be a Restricted Subsidiary: CNH Capital America, CNH Capital Canada and New Holland Credit.
“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., or any successor thereto.
“Secured Indebtedness” means Indebtedness which is secured by any Lien on, any asset or property (whether owned on the Issue Date in respect of the notes or thereafter acquired or created) of the Company or of a Restricted Subsidiary.
“Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto, and the rules and regulations of the Commission promulgated thereunder.

“Securitization Subsidiary” means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Company or any Restricted Subsidiary in respect of the notes, or (ii) subjects any property or assets of the Company or any Restricted Subsidiary in respect of the notes, directly or indirectly, contingently or otherwise, to any Lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and affiliate notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.
“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.
“Subsidiary,” with respect to any Person, means:
(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors or managers under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person; or

(2)
any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Unrestricted Subsidiary” means:
(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Body of the Company in the manner provided below;

(2)
any Subsidiary of an Unrestricted Subsidiary in respect of the notes; and

(3)
any successor by merger or consolidation of an Unrestricted Subsidiary in respect of the notes unless such merger or consolidation is with a Restricted Subsidiary;

provided that, each Subsidiary of the Company in existence on the Issue Date, other than CNH Capital America, CNH Capital Canada and New Holland Credit, shall be considered an Unrestricted Subsidiary.
The Governing Body of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.
The Governing Body of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no default shall have occurred and be continuing. Any such designation by the Governing Body shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Body giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of the notes calculated in accordance with generally accepted financial practice.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
This section describes the material United States federal income tax consequences of owning the notes we are offering. It applies to you only if you acquire notes in the offering at the offering price and you hold your notes as capital assets for tax purposes. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:
•
a dealer in securities,

•
a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•
a bank,

•
a life insurance company,

•
a tax-exempt organization,

•
a person that owns notes that are a hedge or that are hedged against interest rate risks,

•
a person that purchases or sells notes as part of a wash sale for tax purposes,

•
a person that owns notes as part of a straddle or conversion transaction for tax purposes, or

•
a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.
If a partnership (or entity or arrangement that is treated as a partnership for United States federal income tax purposes) holds the notes, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the notes should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the notes.
Please consult your own tax advisor concerning the consequences of owning these notes in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.
Tax Treatment of Contingent Payments
As described under “Description of the Notes — Repurchase at the Option of Holders Upon a Change of Control Triggering Event”, we may be obligated to repurchase the notes for an amount in excess of their principal amount under certain circumstances. This contingency may implicate the provisions of the Treasury regulations relating to contingent payment debt instruments. Under these regulations, however, a contingency will not cause a debt instrument to be treated as a contingent payment debt instrument if, as of the issue date, such contingency is “remote.” We believe that the contingency described above is remote. Accordingly, we intend to take the position that such contingency should not cause the notes to be treated as contingent payment debt instruments. You may not take a contrary position unless you disclose such contrary position in the proper manner to the Internal Revenue Service (the “IRS”). You should consult your own tax advisors with respect to the tax consequences of the contingency described above. If the IRS takes the position that such contingency was not remote as of the date of issuance, the amount and timing of interest income includable in your income may have to be redetermined and you may be required to treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange, retirement or redemption of a note. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments.

United States Holders
This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:
•
a citizen or resident of the United States,

•
a domestic corporation (or other entity treated as a domestic corporation for United States federal income tax purposes),

•
an estate whose income is subject to United States federal income tax regardless of its source, or

•
a trust (1) if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or (2) that has validly elected to be treated as a United States person for United States federal income tax purposes.

If you are not a United States holder, this subsection does not apply to you and you should refer to “Non-U.S. Holders” below.
Payments of Interest.   You will be taxed on interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.
Sale, Redemption and Retirement of the Notes.   Your tax basis in your note generally will be its cost. You will generally recognize capital gain or loss on the sale, redemption or retirement of your note equal to the difference between the amount you realize on the sale, redemption or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your note. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.
Non-U.S. Holders
This subsection describes the tax consequences to a non-U.S. holder. You are a non-U.S. holder if you are a beneficial owner of a note and you are, for United States federal income tax purposes:
•
a nonresident alien individual,

•
a foreign corporation, or

•
an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a note.

If you are a United States holder, this subsection does not apply to you.
Payments of Interest.   Under United States federal income tax law, and subject to the discussion of backup withholding and FATCA withholding below, if you are a non-U.S. holder of a note, interest on a note paid to you is exempt from United States federal income tax, including withholding tax, if:
•
the interest is not effectively connected with your conduct of a trade or business in the United States,

•
you do not actually or constructively own 10% or more of the voting power of the tax obligor under the notes (which is currently CNH Industrial America LLC),

•
you are not a controlled foreign corporation that is related to the tax obligor through stock ownership, and

•
either:

•
you certify in a statement provided to the applicable withholding agent, under penalties of perjury, that you are not a United States person and provide your name and address (which certification may be made on an applicable IRS Form W-8 or an acceptable substitute form),

•
a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on your behalf certifies to the applicable withholding agent under penalties of perjury that it, or the financial institution between it and you, has received from you a statement, under penalties of perjury, that you are not a U.S. person and provides the applicable withholding agent with a copy of such statement, or
•
you hold your notes through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, you may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and your country of residence. To claim such a reduction or exemption, you generally must complete the applicable IRS Form W-8 or an acceptable substitute form and claim this reduction or exemption on the form. In some cases, you instead may be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary already may have some or all of the necessary evidence in its files.
The certification requirements described above may require you to provide your taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. You should consult your tax advisors regarding the certification requirements discussed above.
Sale, Redemption and Retirement of the Notes.   If you are a non-U.S. holder of a note, you generally will not be subject to United States federal income tax on gain realized on the sale, redemption or retirement of a note unless:
•
the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable), or

•
you are an individual, you are present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

U.S. Trade or Business.   If interest or gain from a disposition of the notes is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, you maintain a permanent establishment in the United States to which such gain is attributable), you generally will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if you were a United States holder (unless an applicable income tax treaty provides otherwise). Effectively connected interest income will not be subject to the United States federal withholding tax described above (assuming the appropriate certification, generally a completed IRS Form W-8ECI, is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.
Backup Withholding and Information Reporting
In general, if you are a noncorporate United States holder, the applicable withholding agent will be required to report to the IRS all payments of principal, any premium and interest on your note. In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your note before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.
In general, if you are a non-U.S. holder, the applicable withholding agent will be required to report payments of interest on your notes on IRS Form 1042-S. Payments of principal or interest made by the applicable withholding agent to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “— Non-U.S. Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of notes effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a

United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.
In general, payment of the proceeds from the sale of notes effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.
You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.
FATCA Withholding
Pursuant to sections 1471 through 1474 of the Internal Revenue Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the notes could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold notes through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

UNDERWRITING
Barclays Capital Inc., Goldman Sachs & Co. LLC, Santander US Capital Markets LLC and SG Americas Securities, LLC are acting as the representatives of the underwriters for this offering. Under the terms of an underwriting agreement between us, the guarantors and the underwriters, each of the underwriters named below has severally agreed to purchase from us the principal amount of the notes set forth opposite their names below.
Underwriters	Principal Amount of Notes
Barclays Capital Inc.	$
Goldman Sachs & Co. LLC
Santander US Capital Markets LLC
SG Americas Securities, LLC
BBVA Securities Inc.
SMBC Nikko Securities America, Inc.
Intesa Sanpaolo IMI Securities Corp.
UniCredit Capital Markets LLC
Total	$
Commissions and Expenses
The underwriters will purchase the notes at the discount from the offering price indicated on the cover of this prospectus supplement and propose initially to offer and sell the notes at the offering price set forth on the front of this prospectus supplement, less a concession not to exceed       % of the principal amount of the notes. The underwriters may allow, and dealers may re-allow, a concession not to exceed        % of the principal amount of the notes on sales to other dealers. After the initial offering of the notes, the offering price at which the notes are being offered may be changed at any time without notice. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
The following table shows the underwriting discount that we will pay to the underwriters in connection with this offering, expressed as a percentage of the principal amount of the notes and in total:
	Per Note	Total
Underwriting discount	%	$
We estimate that our share of the total expenses of the offering, excluding the underwriting discount, will be approximately $      .
Indemnification
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriters may be required to make in respect of those liabilities.
New Issue of Notes
The notes are a new issue of securities with no established trading market. The underwriters have advised us that they intend to make a market in the notes, as permitted by applicable laws and regulations; however, the underwriters are not obligated to do so, and the ability of the underwriters to make a market in the notes may be impacted by changes in any regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the notes. The underwriters may discontinue their market-making activities at any time without notice. Accordingly, an active public trading market for the notes may not develop, and the market price and liquidity of the notes may be adversely affected.

Stabilization and Short Positions
In connection with this offering, the underwriters may engage in certain transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with the offering of the notes, creating a syndicate short position. In addition, the underwriters may bid for and purchase notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above what it would be in the absence of such activities. The underwriters are not required to engage in any of these activities, and they may end any of them at any time. We and the underwriters make no representation as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, we and the underwriters make no representation that anyone will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Delivery of the Notes
The underwriters expect to deliver the notes against payment for the notes on or about the settlement date specified on the cover page of this prospectus supplement, which will be the second business day following the date of the pricing of the notes.
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. In addition, certain of the underwriters or their affiliates have lending relationships with us under our unsecured credit facilities or with certain of our affiliates (including CNH Industrial) and have participated in certain of our ABS offerings. For example, affiliates of certain of the underwriters are lenders under certain of our, or our affiliates’, credit facilities. If the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the notes or possession or distribution of this prospectus supplement or the accompanying prospectus or any other offering or publicity material relating to the notes in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, each underwriter has undertaken that it will not, directly or indirectly, offer or sell any notes or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of notes by it will be made on the same terms.
European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors.
Neither the Company, the operating partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a retail investor means a person who is one or more of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law of the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the UK will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the UK of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors.
Neither the Company, the operating partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UK RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, (a) a retail investor means a person who is one or more of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; (ii) a customer within the meaning of the provisions of the UK’s Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the UK by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation, and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the UK.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other documents and/or materials relating to the issue of the notes offered hereby is not made, and such documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the UK. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order or are outside the UK (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relates will be engaged in only with relevant persons. Any person in the UK that is not a relevant person should not act or rely on prospectus supplement, the accompanying prospectus and any related free writing prospectus or any of their contents.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO or (ii) in other circumstances which do not result in any document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong (“C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and the notes have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account of benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
Neither this prospectus supplement nor the accompanying prospectus has been or will be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Section 274 and Section 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
It is a condition to the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor, or
(b)   trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of which is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in such trust shall not be transferred within six months after that corporation or trust has subscribed for or acquired the notes except:
(1)   to an Institutional Investor, an Accredited Investor, a Relevant Person or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);
(2)   where no consideration is or will be given for the transfer;
(3)   where the transfer is by operation of law; as specified in Section 276(7) of the SFA; or

(4)   as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification — Solely for the purposes of its obligations pursuant to Section 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and
“Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has been or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations thereof and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

VALIDITY OF THE NOTES AND GUARANTEES
The validity of the notes and guarantees offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Sullivan & Cromwell LLP, Palo Alto, California, and for the underwriters by Latham & Watkins LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of CNH Industrial Capital LLC and subsidiaries as of December 31, 2023 and for the year then ended, incorporated by reference in this Prospectus Supplement by reference to CNH Industrial Capital LLC’s annual report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
The consolidated financial statements of CNH Industrial Capital LLC and subsidiaries as of December 31, 2022 and for the year then ended, incorporated by reference in this Prospectus Supplement by reference to CNH Industrial Capital LLC’s annual report on Form 10-K for the year ended December 31, 2022, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows CNH Industrial Capital LLC to “incorporate by reference” the information CNH Industrial Capital LLC files with the SEC (other than information that is deemed “furnished” to the SEC), which means that CNH Industrial Capital LLC can disclose important information to you by referring to those documents, and later information that CNH Industrial Capital LLC files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus supplement and the accompanying prospectus. CNH Industrial Capital LLC incorporates by reference the documents listed below (File No. 000-55510):
(1)
Annual Report on Form 10-K for the year ended December 31, 2023;

(2)
Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2024 and June 30, 2024; and

(3)
Current Reports on Form 8-K filed with the SEC on March 20, 2024, March 21, 2024 and March 25, 2024.

All documents subsequently filed by CNH Industrial Capital LLC with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) after the date of this prospectus supplement and prior to the termination of the offering contemplated in this prospectus supplement, shall be incorporated by reference in this prospectus supplement and be a part hereof from the date of filing of such documents. CNH Industrial Capital LLC will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus supplement excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial Capital LLC, 5729 Washington Avenue, Racine, WI 53406, Attention: General Counsel, Telephone: (262) 636-6011.

PROSPECTUS
CNH Industrial Capital LLC
CNH Industrial Capital America LLC
New Holland Credit Company, LLC
Debt Securities
Debt Securities Guarantees
CNH Industrial Capital LLC may offer and sell debt securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. Such debt securities may be guaranteed to the extent specified in the accompanying prospectus supplement by one or more guarantors.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. The prospectus supplement may also add to, update or change information contained in this prospectus. In addition, we may supplement, update or change any of the information contained in this prospectus by incorporating information by reference in this prospectus.
You should read this prospectus, the supplements to this prospectus and any incorporated documents carefully before you invest in any of the debt securities. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
CNH Industrial Capital LLC may offer and sell these securities through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. The accompanying prospectus supplement will set forth information regarding the underwriters, dealers or agents involved in the sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their controlling persons.
Investing in the debt securities involves certain risks. See “Risk Factors” referred to on page 1 and the information incorporated by reference in this prospectus and the accompanying prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase these securities.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is March 14, 2022.

Unless otherwise indicated or the context otherwise requires, as used in this prospectus, (1) the terms “CNH Industrial Capital,” “the Company,” “we” and “our” refer to CNH Industrial Capital LLC and its consolidated subsidiaries, (2) the term “CNHI” refers to CNH Industrial N.V. (excluding its consolidated subsidiaries), (3) the term “CNH Industrial” refers to CNHI and its consolidated subsidiaries and (4) the term “CNH Global” refers to, prior to its merger with and into CNHI on September 29, 2013, CNH Global N.V., the former indirect parent of CNH Industrial Capital LLC.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 2 of this prospectus.
CNH Industrial Capital is responsible only for the information contained in this prospectus, any prospectus supplement, any related free writing prospectus issued or authorized by CNH Industrial Capital and the documents incorporated by reference in this prospectus or any prospectus supplement. CNH Industrial Capital has not authorized anyone to provide you with any other information, and CNH Industrial Capital takes no responsibility for any other information that others may give you. CNH Industrial Capital LLC is offering to sell the securities only under the circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus, any prospectus supplement and in the documents incorporated herein or therein by reference is accurate only as of the date of those respective documents, regardless of the time of delivery of those documents or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since the date of those respective documents.

i

RISK FACTORS
Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before investing in any securities offered hereby, you should consider carefully each of the risk factors set forth in the applicable prospectus supplement and any applicable free writing prospectus, if any, and the documents incorporated by reference herein and therein (see “Where You Can Find More Information” in this prospectus below). Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. Additional risks not currently known to us or that we currently deem immaterial may also have a material adverse effect on us.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION
All statements other than statements of historical fact contained in this prospectus, and the documents incorporated by reference herein, including statements regarding our competitive strengths; business strategy; future financial position or operating results; budgets; projections with respect to revenue, income, capital expenditures, dividends, capital structure or other financial items; costs; and plans and objectives of management regarding operations, products and services, are forward-looking statements. These statements may include terminology such as “may,” “will,” “expect,” “could,” “should,” “intend,” “estimate,” “anticipate,” “believe,” “outlook,” “continue,” “remain,” “on track,” “design,” “target,” “objective,” “goal,” “forecast,” “projection,” “prospects,” “plan,” or similar terminology. Forward-looking statements, including those related to the COVID-19 pandemic, are not guarantees of future performance. Rather, they are based on current views and assumptions and involve known and unknown risks, uncertainties and other factors, many of which are outside our control and are difficult to predict. If any of these risks and uncertainties materialize or other assumptions underlying any of the forward-looking statements prove to be incorrect, the actual results or developments may differ materially from any future results or developments expressed or implied by the forward-looking statements.
Factors, risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements include, among others: the many interrelated factors that affect customer confidence and demand for our financing products and services; the unknown duration and economic, operational and financial impacts of the COVID-19 pandemic and governmental, business and individuals’ response thereto; general economic conditions; changes in government policies regarding banking, monetary and fiscal policies; legislation, particularly relating to capital goods-related issues such as agriculture, the environment, debt relief and subsidy program policies, trade and commerce and infrastructure development; government policies on international trade and investment, including protectionist trade policies such as higher tariffs, sanctions, import quotas, capital controls and new barriers to entry or consequent reactions by other governments against such policies; costs related to litigation or regulatory actions; actions of competitors in the various industries in which CNH Industrial North America competes; interest rates and currency exchange rates; inflation and deflation; energy prices; prices for agricultural commodities; housing starts and other construction activity; weather conditions and the effects of climate change; our ability to obtain financing or to refinance existing debt; restrictive covenants in our debt agreements; actions by rating agencies concerning the ratings on our debt and asset-backed securities and the credit rating of CNHI; a decline in the price of used equipment; security breaches, cybersecurity attacks, technology failures, and other disruptions to the information technology infrastructure of the Company and its CNH Industrial North America dealers; security breaches with respect to CNH Industrial’s products; further developments of the COVID-19 pandemic on both our operations and CNH Industrial’s operations, supply chains and distribution network; the conflict in Ukraine; political and civil unrest; volatility and deterioration of capital and financial markets, other similar risks and uncertainties and our success, and CNH Industrial North America’s success, in managing the risks involved in the foregoing.
Forward-looking statements are based upon assumptions relating to the factors described in this annual report, which are sometimes based upon estimates and data received from third parties. Such estimates and data are often revised. Actual results may differ materially from those anticipated in or implied by the forward-looking statements as a result of a number of risks and uncertainties, many of which are outside of our control. CNH Industrial Capital expressly disclaims any intention or obligation to provide, update or revise any forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION
CNH Industrial Capital LLC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and files with the SEC annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and other information. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, from which the public may obtain any materials the company files with the SEC.
CNH Industrial Capital LLC has filed with the SEC a registration statement on Form S-3 relating to the securities. This prospectus is part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is not necessarily complete and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s internet site referred to above.
The SEC allows CNH Industrial Capital LLC to “incorporate by reference” the information CNH Industrial Capital LLC files with the SEC (other than information that is deemed “furnished” to the SEC), which means that CNH Industrial Capital LLC can disclose important information to you by referring to those documents, and later information that CNH Industrial Capital LLC files with the SEC will automatically update and supersede that information as well as the information contained in this prospectus. CNH Industrial Capital LLC incorporates by reference its Annual Report on Form 10-K for the year ended December 31, 2021 filed on March 1, 2022 (File No. 000-55510).
All documents subsequently filed by CNH Industrial Capital LLC with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except for information in these documents or filings that is deemed “furnished” to the SEC) after the date of this prospectus and prior to the termination of the offering contemplated in this prospectus shall be incorporated by reference in this prospectus and be a part hereof from the date of filing of such documents. CNH Industrial Capital LLC will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the reports or documents referred to above that have been incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from CNH Industrial Capital LLC, 5729 Washington Avenue, Racine, WI 53406, Attention: General Counsel, Telephone (262) 488-0487.

ABOUT CNH INDUSTRIAL CAPITAL
CNH Industrial Capital LLC, a Delaware limited liability company, is an indirect wholly owned subsidiary of CNHI and is headquartered in Racine, Wisconsin. As a captive finance company, our primary business is to underwrite and manage financing products for end-use customers and dealers of CNH Industrial America LLC (“CNH Industrial America”) and CNH Industrial Canada Ltd. (collectively, “CNH Industrial North America”) and provide other related financial products and services to support the sale of agricultural and construction equipment manufactured by CNH Industrial North America. We also provide wholesale and retail financing related to new and used agricultural and construction equipment manufactured by entities other than CNH Industrial North America. We are often able to offer financing to customers at advantageous interest rates or other terms (such as longer contract terms, longer warranty terms or parts and service incentives), due to our participation in subsidized financing programs sponsored by CNH Industrial North America, which reimburses us for some or all of the cost of such terms. The primary operating subsidiaries of CNH Industrial Capital LLC include CNH Industrial Capital America LLC (“CNH Industrial Capital America”), New Holland Credit Company, LLC (“New Holland Credit”) and CNH Industrial Capital Canada Ltd. (“CNH Industrial Capital Canada”). CNH Industrial Capital America is the primary financing and business entity of CNH Industrial Capital for the United States that enters into retail and wholesale financing arrangements with end-use customers and equipment dealers, and CNH Industrial Capital Canada performs the same functions in Canada, while New Holland Credit acts as the servicer for retail and wholesale receivables originated by CNH Industrial Capital America. CNH Industrial Capital’s principal executive offices are located at 5729 Washington Avenue, Racine, WI 53406, and the telephone number is (262) 636-6011.
USE OF PROCEEDS
Unless otherwise indicated in any prospectus supplement, CNH Industrial Capital intends to add the net proceeds from the sale of any securities to its general funds and to use them for working capital and other general corporate purposes, including, among other things, the purchase of receivables or other assets. The net proceeds may also be applied to repay our indebtedness as it becomes due.

DESCRIPTION OF DEBT SECURITIES
Please note that in this section entitled “Description of Debt Securities,” references to “Holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”
The following description summarizes the material provisions of the Indenture (as defined below) and the debt securities to be issued under the Indenture, respectively, as well as of the Parent Support Agreement (as defined below). This description is not complete and is subject to, and is qualified in its entirety by reference to, the Indenture under which the debt securities are issued, the Parent Support Agreement and the Trust Indenture Act of 1939, as amended (the “TIA”). You should read the Indenture and the Parent Support Agreement carefully for provisions that may be important to you.
The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The form of indenture has been filed as an exhibit to our SEC registration statement relating to this prospectus. References to our Indenture in this section mean the form of indenture filed as an exhibit to the registration statement of which this prospectus forms a part, such form of indenture having not been executed as of the date of this prospectus.
The definitions of most of the capitalized terms used in the following summaries are set forth below under “— Certain Definitions.” For purposes of this section, references to the Company refer only to CNH Industrial Capital LLC and not its Subsidiaries.
General
The debt securities will be issued under the Indenture described below (a form of which is filed as an exhibit to the registration statement of which this prospectus forms a part), as it may be supplemented or amended from time to time, and will rank equally with all of our other senior unsecured and unsubordinated debt. Except as otherwise described in the applicable prospectus supplement, the debt securities will not be secured by any property or assets of ours or any of our subsidiaries. Thus, by owning a debt security, you will be an unsecured creditor of CNH Industrial Capital.
The Indenture
The debt securities will be governed by a document called an indenture. The Indenture is a contract between us and the Trustee. The Trustee has two main roles:
(1)
The Trustee can enforce your rights against us if we default on our obligations under the Indenture. There are some limitations on the extent to which the Trustee acts on your behalf, which we describe below under “— Default, Remedies and Waiver of Default.”

(2)
The Trustee performs administrative duties for us, such as sending interest payments and notices.

We May Issue Many Series of Debt Securities
We may issue as many distinct series of debt securities under the Indenture as we wish. We may issue the debt securities in one or more series with the same or various maturities, at par or a premium or with original issue discount. The provisions of the Indenture will allow us not only to issue debt securities with terms different from those of debt securities previously issued under the Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.
This section of the prospectus summarizes terms of the securities that will apply generally to all series, unless otherwise specified in the applicable prospectus supplement. We will describe most of the financial and other specific terms of a series, in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described herein. As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in an accompanying prospectus supplement relating to your debt security and, if applicable, modify or replace the general terms described in this section. If there are any differences between the accompanying prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.
When we refer to a series of debt securities, we mean a series of debt securities issued under the Indenture. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.
Amounts That We May Issue
The Indenture provides that debt securities in separate series may be issued from time to time without limitation as to the principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We may issue debt securities and other securities up to the aggregate amount authorized by us for each series, at any time without your consent and without notifying you.
Principal Amount, Stated Maturity and Maturity
The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our Affiliates will not be deemed to be outstanding for certain determinations under the Indenture.
The term “stated maturity” with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a Default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.
We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.
When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.
This Section Is Only a Summary
The Indenture and any associated documents, including your debt security, and the Parent Support Agreement contain the full legal text of the matters described in this section and the prospectus supplement. A form of the Indenture and the Parent Support Agreement are filed with the SEC as exhibits to the registration statement on Form S-3 of which this prospectus forms a part.
This section and the applicable prospectus supplement summarize the material terms of the Indenture, your debt security and the Parent Support Agreement. They do not, however, describe every aspect of the Indenture, your debt security and the Parent Support Agreement. The definitions of most of the capitalized terms used in this section are set forth below under “— Certain Definitions.”
Currency of Debt Securities
Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a “specified currency.” The specified currency for a debt security will be U.S. dollars, unless the prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in the prospectus supplement, unless other arrangements have been made between you and us or you and such underwriters, agents or dealers. We will make payments on a debt security in the specified currency, except as described below under “— Payment Mechanics for Debt Securities.”

As of the date of this prospectus, a judgment for money in an action based on a security denominated in a foreign currency or currency unit in a federal or state court in the United States ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the foreign currency or currency unit in which a particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment. In the case of a security denominated in a foreign currency, a state court in the State of New York rendering a judgment on such security would be required under Section 27 of the New York Judiciary Law to render such judgment in the foreign currency in which the security is denominated, and such judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment.
Form of Debt Securities
The form of the debt security will be specified in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which we describe below under “Legal Ownership and Book-Entry Issuance — What is a Global Security?,” which will be the Holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below in the section entitled “Legal Ownership and Book-Entry Issuance.”
In addition, we will issue each debt security in fully registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.
Information in the Prospectus Supplement
A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:
•
the title of the debt securities;

•
any limit on the aggregate principal amount of the debt securities of the same series;

•
the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

•
the stated maturity;

•
the specified currency, currencies or currency units for principal and interest, if not U.S. dollars, or if one or more currencies or currency units other than that or those in which such debt securities are stated to be payable;

•
the price at which we originally issue the debt securities, expressed as a percentage of the principal amount and the original issue date;

•
whether the debt securities are fixed-rate debt securities, floating-rate debt securities or indexed debt securities;

•
if the debt securities are fixed-rate debt securities, the annual rate at which the debt securities will bear interest, if any, and the interest payment dates;

•
the regular record date for any interest payable on any interest payment date;

•
the place or places where the principal of, premium, if any, and interest on the debt securities will be payable and the manner in which any payment may be made;

•
the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•
if the debt securities are floating-rate debt securities, the interest rate benchmark; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

•
any index, financial or economic measure, or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

•
if the debt securities are also Original Issue Discount Securities, the Yield to Maturity;

•
if other than the entire principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

•
if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the Holder’s option before the stated maturity, including any redemption date, redemption price(s) and redemption period(s);

•
if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

•
the applicability of any provisions described below under “— Legal Defeasance and Covenant Defeasance”;

•
if the debt securities will be issued in the form of global securities and the depositary for such global securities;

•
the applicability of any provisions described below under “— Default, Remedies and Waiver of Default”;

•
the applicability of any provisions described below under “— Guarantees”;

•
any covenants applicable to the debt securities;

•
the names and duties of any trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

•
the material federal income tax considerations applicable to the debt securities; and

•
any other terms of the debt securities, which could be different from those described in this prospectus.

Guarantees
If specified in the applicable prospectus supplement, a particular series of debt securities will be guaranteed by CNH Industrial Capital America and New Holland Credit and/or one or more other Guarantors specified in the prospectus supplement. Any such guarantee (“Guarantee”) will be unconditional, joint and several, unless otherwise provided by supplemental indenture and described in the applicable prospectus supplement.
The Guarantee of each Guarantor will be a general unsecured obligation of such Guarantor and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Guarantee and pari passu in right of payment with all existing and future unsecured Indebtedness of such Guarantor that are not so subordinated. The debt securities will be effectively subordinated to the obligations of each of the Company’s direct and indirect Subsidiaries that is not a Guarantor of the debt securities. In addition, the assets of our Securitization Subsidiaries, which are variable-interest entities that engage in our Securitization Transactions, do not belong to us and cannot be used to satisfy our obligations under the debt securities.
The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent that Guarantee from constituting a fraudulent conveyance under applicable law. If a Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including guarantees and other contingent liabilities) of the applicable Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero.
The Guarantee of a Guarantor will be automatically released:
•
in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person other than the Company or any Subsidiary of the Company;

•
in connection with the sale or other disposition of all or substantially all of the assets or properties of such Guarantor, including by way of merger, consolidation or otherwise, to a Person other than the Company or any Subsidiary of the Company; or

•
in the case of any Subsidiary which after the Issue Date is required to Guarantee the debt securities pursuant to the covenant described under “— Issuance of Subsidiary Guarantees,” upon either (x) the release or discharge of the Guarantee of such Subsidiary of Indebtedness of the Company or any other Person which resulted in the obligation to so guarantee the debt securities or (y) the debt securities reaching Investment Grade Status.

Parent Support Agreement
The Company and CNH Global entered into the Parent Support Agreement, pursuant to which CNH Global agreed to, among other things, (a) make cash capital contributions to the Company, to the extent that such payments are necessary to cause the ratio of net earnings available for fixed charges to fixed charges of the Company and its Subsidiaries to be not less than 1.05 for each fiscal quarter of the Company (with such ratio determined, on a consolidated basis and in accordance with U.S. GAAP, for such fiscal quarter and the immediately preceding three fiscal quarters taken as a whole), (b) generally maintain an ownership of at least fifty-one percent (51%) of the Capital Stock of the Company having voting power for the election of directors or managers and (c) cause the Company to have, as at the end of any fiscal quarter, a consolidated tangible net worth of at least $50 million. CNH Global is required to cure, directly or indirectly, any deficiency in the ratio of net earnings available for fixed charges to fixed charges or in the consolidated tangible net worth not later than 90 days following the end of the fiscal quarter in which the deficiency occurred. Effective as of September 29, 2013, in connection with the merger of CNH Global with and into CNHI, CNHI assumed all of CNH Global’s obligations under the Parent Support Agreement.
The Parent Support Agreement is not intended to be and is not a guarantee by CNHI of the payment of the principal of and any premium and interest on the debt securities. The obligations of CNHI to the Company pursuant to the Parent Support Agreement are to the Company only and do not run to, and are not enforceable directly by, any creditor of the Company including Holders of debt securities or the Trustee, and the terms of the Parent Support Agreement will not cause CNHI to be responsible for the payment of any obligations of the Company or of any Guarantor to any creditor thereof, including the Holders of debt securities or the Trustee; provided, however, that the Holders of more than 50% of the aggregate outstanding principal amount of all of the Company’s indebtedness (other than indebtedness owed to any Affiliate of the Company) will have the right to demand that the Company enforce the Company’s rights under the Parent Support Agreement, and if the Company fails or refuses to take timely action to enforce such rights, such Holders may proceed against the Company to require the Company to enforce its rights under the Parent Support Agreement.
Redemption and Repayment
Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the applicable prospectus supplement specifies a redemption commencement date. You will not be entitled under the Indenture to require us to buy a debt security from you before its stated maturity unless the applicable prospectus supplement specifies one or more repayment dates.
If the applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.
If we redeem less than all of the debt securities of any series, and the debt securities are global securities, the particular debt securities to be redeemed will be selected by the depositary in accordance with the applicable procedures of the depositary. If the particular debt securities to be redeemed are not global securities, selection of the debt securities to be redeemed will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the debt securities are listed or, if the debt securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no debt securities of a principal amount of $1,000 shall be redeemed in part.
If the applicable prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.
If we exercise an option to redeem any debt security, subject to the applicable procedures of the depositary with respect to global securities, we will give to the Holder written notice of the principal amount of the debt security to be redeemed, except as otherwise described in the applicable prospectus supplement, not less than 30 days nor more than 60 days before the applicable redemption date. If the applicable prospectus supplement specifies a repayment date, the debt security will be repayable at the Holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.
We or our Affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we purchase may, at our discretion, be held, resold or canceled.
Repurchase at the Option of Holders Upon a Change of Control Triggering Event
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, upon the occurrence of a Change of Control Triggering Event with respect to such series of the debt securities, each Holder will have the right to require that the Company purchase all or a portion of such Holder’s debt securities of that series pursuant to the offer described below (the “Change of Control Offer”), at a purchase price equal to 101% of the principal amount thereof plus accrued interest, if any, thereon to the date of purchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, the Company must send, by first-class mail, or otherwise deliver in accordance with the applicable procedures of the depositary, a notice to each Holder of that series of debt securities, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed or sent (the “Change of Control Payment Date”). Holders electing to have their debt securities of such series purchased pursuant to a Change of Control Offer will be required to surrender such debt securities with the form entitled “Option of Holder to Elect Purchase” on the reverse of the debt security completed, to the paying agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date.
On the Change of Control Payment Date, the Company will, to the extent lawful:
•
accept for payment all debt securities of such series or portions of debt securities of such series properly tendered pursuant to the Change of Control Offer;

•
deposit with the paying agent an amount equal to the Change of Control Payment in respect of all debt securities of such series or portions of debt securities of such series properly tendered; and

•
deliver or cause to be delivered to the Trustee the debt securities properly accepted together with an officers’ certificate stating the aggregate principal amount of debt securities or portions of debt securities being purchased by the Company.

Subject to applicable procedures of the depositary with respect to global securities, the paying agent will as promptly as practicable mail to each Holder of debt securities of such series properly tendered the Change of Control Payment for such debt securities, and the Company and the Trustee will as promptly as practicable execute and authenticate and mail (or cause to be transferred by book entry) to each Holder a new security in a principal amount equal to any unpurchased portion of the debt securities surrendered, if any; provided, however, that each new security will be in a principal amount of an integral multiple of $1,000.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture relating to a Change of Control, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the applicable provisions of the Indenture by virtue thereof.
The Change of Control purchase feature of the relevant series may in certain circumstances make it more difficult to accomplish or discourage a sale or takeover of the Company. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the Company’s ability to incur additional Indebtedness are contained in the covenants described under “— Limitations on Secured Indebtedness” and “— Limitations on Sales and Leasebacks.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the debt securities of the relevant series then outstanding. Except for the limitations contained in such covenants, however, or as may be otherwise specified in the applicable prospectus supplement, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. Neither the Trustee nor any paying agent shall be responsible for monitoring our rating status, making any request upon any Rating Agency, or determining whether any Rating Decline has occurred.
The ability of the Company to pay cash to the Holders of debt securities following the occurrence of a Change of Control may be limited by the Company’s then existing financial resources. The Company cannot assure you that it will have sufficient funds available when necessary to make any required repurchases, and the terms of the Company’s other financing arrangements may require repurchase or repayment of amounts outstanding in the event of a Change of Control, which could also limit the Company’s ability to fund the repurchase of the debt securities. In the event the Company is required to purchase outstanding debt securities pursuant to a Change of Control Offer, the Company may seek third-party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.
The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company absent a decision by a court of competent jurisdiction. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase debt securities as described above.
The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the debt securities of a particular series as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the debt securities of such series.
Limitations on Secured Indebtedness
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, nor will it permit any Restricted Subsidiary with respect to such series to, incur, issue, assume, guarantee or create any Secured Indebtedness without effectively providing concurrently with the incurrence, issuance, assumption, guaranty or creation of any such Secured Indebtedness that the outstanding debt securities of such series (together with, if the Company shall so determine, any other Indebtedness of the Company or such Restricted Subsidiary then existing or thereafter created which is not subordinated to the outstanding debt securities) will be secured equally and ratably with (or prior to) such Secured Indebtedness, so long as such Secured Indebtedness will be secured by a Lien, unless, after giving effect thereto, the sum of the aggregate amount of (a) all outstanding Secured

Indebtedness of the Company and such Restricted Subsidiaries, plus (b) all Attributable Debt in respect of sale and leaseback transactions (with the exception of Attributable Debt which is excluded pursuant to clauses (1) to (6) inclusive described under “— Limitations on Sales and Leasebacks” below), plus (c) all Indebtedness of CNH Industrial Capital Canada (other than Indebtedness of CNH Industrial Capital Canada owed to CNHI, or any Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of the Consolidated Net Tangible Assets of the Company and such Restricted Subsidiaries; provided, however, that this restriction will not apply to, and there will be excluded from Secured Indebtedness in any computation under this covenant, Indebtedness secured by:
(1)
Liens on property of any Person existing at the time such Person becomes a Subsidiary;

(2)
Liens on property existing at the time of acquisition thereof or incurred within 180 days of the time of acquisition thereof (including, without limitation, acquisition through merger or consolidation) by the Company or any Restricted Subsidiary;

(3)
Liens on property hereafter acquired (or constructed) by the Company or any Restricted Subsidiary and created prior to, at the time of, or within 270 days after such acquisition (including, without limitation, acquisition through merger or consolidation) (or the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the purchase price (or the construction price) thereof;

(4)
Liens in favor of the Company or any Restricted Subsidiary;

(5)
Liens in favor of the United States of America, any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure partial, progress, advance or other payments pursuant to any contract or provisions of any statute;

(6)
Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is exempt from Federal income taxation pursuant to Section 103(a) of the Internal Revenue Code of 1954, as amended;

(7)
Liens securing the performance of any contract or undertaking not directly or indirectly in connection with the borrowing of money, the obtaining of advances or credit or the securing of Indebtedness, if made and continuing in the ordinary course of business;

(8)
Liens under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts or deposits to secure public or statutory obligations of the Company or any Restricted Subsidiary, or deposits of cash or obligations of the United States of America to secure surety and appeal bonds to which the Company or any Restricted Subsidiary is a party or in lieu of such bonds, or pledges or deposits for similar purposes in the ordinary course of business, or Liens imposed by law, such as laborers’ or other employees’, carriers’, warehousemen’s, mechanics’, materialmen’s and vendors’ Liens and Liens arising out of judgments or awards against the Company or any Restricted Subsidiary with respect to which the Company or such Restricted Subsidiary at the time shall be prosecuting an appeal or proceedings for review and with respect to which it shall have secured a stay of execution pending such appeal or proceedings for review, or Liens for taxes not yet subject to penalties for nonpayment or the amount or validity of which is being in good faith contested by appropriate proceedings by the Company or any Restricted Subsidiary, as the case may be, or minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions or Liens as to the use of real properties, which Liens, exceptions, encumbrances, easements, reservations, rights and restrictions do not, in the good faith opinion of the Governing Body of the Company, in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

(9)
Liens (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company or any of its Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Subsidiaries in the ordinary course of business;
(10)
Liens relating to collateral provided to any counterparty of the Company or any of its Subsidiaries in connection with any Hedging Transaction; or

(11)
any extension, renewal, refunding or replacement of the foregoing.

For purposes of this subsection, “— Limitations on Secured Indebtedness”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.
Limitations on Sales and Leasebacks
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, nor will it permit any Restricted Subsidiary with respect to such series to, enter into any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any property of the Company or any such Restricted Subsidiary, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person (a “sale and leaseback transaction”) unless, after giving effect thereto, the sum of the aggregate amount of (a) all Attributable Debt with respect to all such sale and leaseback transactions, plus (b) all Secured Indebtedness (with the exception of Indebtedness secured by Liens which are incurred, issued, assumed, guaranteed, created or permitted pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Indebtedness” above), plus (c) all Indebtedness of CNH Industrial Capital Canada (other than Indebtedness of CNH Industrial Capital Canada owed to CNHI, or any Parent of CNHI, or any of the Subsidiaries of CNHI or any Parent of CNHI) to the extent not included under (a) or (b) above, would not exceed 15% of the Consolidated Net Tangible Assets. This covenant will not apply to, and there will be excluded from Attributable Debt in any computation under this covenant or under the covenant described in “Limitations on Secured Indebtedness” above, Attributable Debt with respect to any sale and leaseback transaction if:
(1)
The Company or any such Restricted Subsidiary is permitted to incur Indebtedness secured by a Lien pursuant to clauses (1) to (11) inclusive described under “Limitations on Secured Indebtedness” above on the property to be leased, in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction, without equally and ratably securing the debt securities of such series;

(2)
The Company or any such Restricted Subsidiary, within 270 days after the sale or transfer shall have been made by the Company or any such Restricted Subsidiary, shall apply an amount in cash equal to the greater of (i) the net proceeds of the sale or transfer of the property leased pursuant to such arrangement or (ii) the fair market value of the property so leased at the time of entering into such arrangement (as determined by the President, the Chief Financial Officer or the Treasurer of the Company) to the retirement of Secured Indebtedness of the Company or any such Restricted Subsidiary (other than Secured Indebtedness owned by the Company or any such Restricted Subsidiary); provided, however, that no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision of any Secured Indebtedness;

(3)
The Company or any such Restricted Subsidiary applies the net proceeds of the sale or transfer of the property leased pursuant to such transaction to the purchase of other property or assets used or useful in the Company’s or any such Restricted Subsidiary’s business within 270 days prior or subsequent to such sale or transfer;

(4)
the effective date of any such arrangement is within 270 days of the acquisition of the applicable property (including, without limitation, acquisition by merger or consolidation) or the completion of construction and commencement of operation thereof, whichever is later;

(5)
the lease in such sale and leaseback transaction is for a period, including renewals, of not more than three (3) years; or

(6)
the sale and leaseback transaction is entered into between the Company and any such Restricted Subsidiary or between any such Restricted Subsidiaries.

For purposes of this subsection, “— Limitations on Sales and Leasebacks”, “CNHI” includes, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise.
Mergers and Similar Transactions
We will generally be permitted to merge or consolidate with another entity. We will also be permitted to convey, transfer or lease all or substantially all of our assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the Company shall not take any such actions unless all the following conditions, among other things, are met:
•
if the successor entity in the transaction is not the Company, the successor entity must expressly assume our obligations under the outstanding debt securities of that series and the Indenture with respect to that series and must assume our obligations under the Parent Support Agreement;

•
the successor entity must be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

•
if, as a result of any such transaction, properties or assets of the Company or any Subsidiary of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture in respect of the debt securities of such series, the Company or the successor entity must secure the debt securities of such series equally and ratably with (or prior to) all indebtedness secured thereby; and

•
immediately after giving effect to such transaction, no Default or Event of Default under the debt securities of that series has occurred and is continuing.

For purposes of the foregoing, the conveyance, transfer or lease of all or substantially all of the properties or assets of one or more Subsidiaries, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.
Upon such conveyance, transfer or lease and the assumption of our obligations as described above by our successor, we will be released from our obligations under the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, we will not need to obtain the approval of the Holders of those debt securities in order to merge or consolidate or to convey, transfer or lease our assets.
Each Guarantor will generally be permitted to merge or consolidate with another entity. Each Guarantor will also be permitted to convey, transfer or lease all or substantially all of its assets to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, no Guarantor shall take any such actions unless all the following conditions, among other things, are met:
•
if the successor entity in the transaction is not the Guarantor, the successor entity must expressly assume all of the obligations of the Guarantor under the Indenture with respect to debt securities of that series and such Guarantor’s Guarantee in respect of debt securities of such series.

•
the successor entity must be organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, a member state of the European Union, or the jurisdiction of organization or existence of such Guarantor, depending upon where the Guarantor is organized;

•
if, as a result of any such transaction, properties or assets of such Guarantor would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture in respect of the debt securities of such series, such Guarantor or the successor entity must secure such Guarantor’s Guarantee of such series equally and ratably with (or prior to) all indebtedness secured thereby; and

•
immediately after giving effect to such transaction, no Default under the debt securities of that series has occurred and is continuing.

Upon such conveyance, transfer or lease and the assumption of its obligations as described above by such Guarantor’s successor, such Guarantor will be released from its obligations under its Guarantee of the debt securities of such series and the Indenture with respect to such series. If the conditions described above are satisfied with respect to the debt securities of such series, such Guarantor will not need to obtain the approval of the Holders of those debt securities in order to merge or consolidate or to convey, transfer or lease its assets.
Issuance of Subsidiary Guarantees
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not cause or permit any of its Restricted Subsidiaries with respect to such series, directly or indirectly, to be obligated as a guarantor, other than as a result of any bank or other depositary institution’s right of set-off, of the obligation of the Company or any other Person under any Indebtedness in excess of $50.0 million in the aggregate unless such Restricted Subsidiary concurrently therewith:
•
executes and delivers to the Trustee a supplemental indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the outstanding debt securities of such series and the Indenture in respect of the debt securities of such series on the terms set forth in the Indenture in respect of the debt securities of such series for so long as such guaranteed Indebtedness exceeds $50.0 million in the aggregate; and

•
delivers to the Trustee an opinion of counsel (which may contain customary exceptions) that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor in respect of the debt securities of such series for all purposes of the Indenture until such Guarantee is released in accordance with the provisions described under “— Guarantees” above. The Company may cause any other Subsidiary of the Company to issue a Guarantee and become a Guarantor in respect of the debt securities of such series.
Legal Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the Indenture with respect to the debt securities of a series and the obligations of any Guarantors with respect to such corresponding Guarantees. If we deposit with the Trustee funds or government securities, or if so provided in the applicable prospectus supplement, obligations other than government securities, sufficient in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants selected by the Company, expressed in a written certification to the Trustee to make payments on any series of debt securities on the dates those payments are due and payable and other specified conditions are satisfied, then, at our option, either of the following will occur:
•
we will be discharged from our obligations with respect to the debt securities of such series, and all obligations of any Guarantor will be discharged with respect to any corresponding Guarantees (“legal defeasance”); or

•
we will be discharged from certain covenants we make in the Indenture for the benefit of such series and certain related Events of Default will no longer apply to us (“covenant defeasance”).

If we defease any series of debt securities, the Holders of such securities will not be entitled to the benefits of the Indenture, except for our obligations to register the transfer or exchange of such securities, replace stolen, lost or mutilated securities, issue temporary securities, maintain paying agencies and hold moneys for payment in trust and certain other provisions. In case of covenant defeasance, our obligation to pay principal, premium and interest on such series of the debt securities will also survive.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance would not cause the Holders of the applicable series of debt securities to recognize income, gain or loss for United States income tax purposes or to be taxed differently than in the absence of the deposit and related defeasance. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.
Payments for Consent
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of debt securities of such series for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture applicable to debt securities of such series, the debt securities of such series or any Guarantees in respect thereof unless such consideration is offered to be paid to all Holders of debt securities of such series who so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.
Reports to Holders
With regard to any series of debt securities, unless otherwise indicated in the applicable prospectus supplement, the Company will deliver to the Trustee, within 15 days after it is required to file them with the SEC, copies of: (A) annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (B) reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); (C) reports on Form 8-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and (D) any other information, documents or other reports which the Company would be required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, if the Company is not obligated to file the information, documents and reports described in clauses (A), (B), (C) or (D) of this sentence with the SEC, or if the SEC does not permit such filing, the Company shall make available such information, documents and reports to prospective purchasers of the debt securities of such series, in addition to providing such information to the Trustee and the Holders of debt securities of such series, in each case within 30 days after the time the Company would have been required to file such information with the SEC, if it were subject to Section 13 or 15(d) of the Exchange Act. The Company shall be deemed to have furnished such information, documents or reports to the Trustee, the Holders of debt securities of such series and/or prospective purchasers of the debt securities of such series, if the Company has filed such information, documents or reports with the SEC via the EDGAR filing system (or any successor system) and/or posted such information, documents or reports on the Company’s website and such information, documents or reports are publicly available. The Company has also agreed that, for so long as any debt securities of such series remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) under the Exchange Act, it will furnish to the holders of the debt securities of such series and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act of 1933, as amended. Delivery of reports, information and documents to the Trustee is for informational purposes only and its receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including our compliance with any of our covenants under the Indenture or the debt securities (as to which the Trustee is entitled to rely exclusively on officers’ certificates). The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, our compliance with the covenants or with respect to any reports or other documents filed with the SEC or any website under the Indenture.
The Company will transmit by mail to all Holders of debt securities of any series, as the names and addresses of such Holders appear upon the register, within 30 days after the filing thereof with the Trustee, the summaries of information, documents and reports required to be filed by the Company, if any, pursuant to the Indenture as may be required by rules and regulations prescribed from time to time by the SEC.
Compliance with Parent Support Agreement
The Company (i) will observe and perform in all material respects all of its covenants or agreements contained in the Parent Support Agreement, (ii) will use commercially reasonable efforts to cause CNHI to observe and perform in all material respects all covenants or agreements of CNHI contained in the Parent Support Agreement and (iii) will not waive compliance under, amend in any material respect or terminate the Parent Support Agreement; provided, however, that the Parent Support Agreement may, in accordance with the terms thereof, be modified, amended or terminated, at CNHI’s election, upon 30 days prior written notice to the Company and to Moody’s and S&P if (a) such modification, amendment or termination would not result in a downgrade of the Company’s rated indebtedness by Moody’s or S&P; (b) the modification, amendment or notice of termination provides that the Parent Support Agreement will continue in effect with respect to the Company’s rated indebtedness outstanding on the effective date of the modification, amendment or termination; or (c) there is no long-term rated indebtedness of the Company outstanding.
Default, Remedies and Waiver of Default
You will have special rights if an Event of Default with respect to your series of debt securities occurs and is continuing, as described in this subsection.
Unless the applicable prospectus supplement says otherwise, when we refer to an Event of Default with respect to any series of debt securities, we mean any of the following:
(1)
we do not pay interest on debt securities of that series within 30 days of the due date;

(2)
we fail to pay the principal of any debt securities of that series when due at maturity, upon redemption or otherwise (including the failure to make a payment to purchase debt securities of that series tendered pursuant to a Change of Control Offer in respect of debt securities of that series, if applicable to that series of debt security);

(3)
we fail to comply with the covenants contained in the Indenture that are described above under clause (iii) of “Compliance with Parent Support Agreement”;

(4)
we fail to comply with any other covenant or agreement contained in the Indenture for a period of 30 days after receiving notice, which notice must be sent by the Trustee or the Holders of at least 25% of the outstanding principal amount of the debt securities of that series with a copy to the Trustee (except in the case of a default with respect to the covenants on mergers and similar transactions described above under “— Mergers and Similar Transactions,” which will constitute an Event of Default in respect of the debt securities of that series with such notice requirement but without such passage of time requirement);

(5)
a default under any Indebtedness of the Company, any Restricted Subsidiary of the Company in respect of such series of debt securities or any Guarantor in respect of such series of debt securities that, in the case of any such Restricted Subsidiary or Guarantor, is a Significant Subsidiary or any group of Restricted Subsidiaries with respect to that series of the Company and/or Guarantors in respect of the debt securities of that series that, together would constitute a Significant Subsidiary (or the payment of which is guaranteed by the Company or any such Restricted Subsidiary of the Company or any such Guarantor or group of Restricted Subsidiaries of the Company and/or any such Guarantors), whether such Indebtedness now exists or is created after the relevant Issue Date, which default (A) is caused by a failure to pay principal of such Indebtedness after any applicable grace period provided in such Indebtedness on the date of such default (a “payment default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates to an amount in excess of $75.0 million;

(6)
one or more judgments in an aggregate amount in excess of $75.0 million not covered by adequate insurance shall have been rendered against the Company, or in certain instances, any Restricted Subsidiary or Guarantor and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable;

(7)
we, or in certain instances a Guarantor or Restricted Subsidiary, experience certain specified bankruptcy, insolvency or similar events;

(8)
any Guarantee ceases to be in full force and effect (other than by reason of release of such Guarantor in accordance with the terms of the Indenture);

(9)
we default in the deposit of any sinking fund payment, when and as due by the terms of a debt security of that series; or

(10) the occurrence of any other Event of Default described in the applicable prospectus supplement.
We may change, eliminate, or add to the Events of Default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.
Certain Remedies If an Event of Default Occurs.
Except as otherwise specified in the applicable prospectus supplement, if an Event of Default has occurred with respect to any series of debt securities and has not been cured or waived, the Trustee or the Holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. This is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the Event of Default occurs due to certain specified bankruptcy, insolvency or similar events relating to the Company and is continuing with respect to the debt securities of that series, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the Trustee or any Holder. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the Holders of a majority in principal amount of the debt securities of that series may, subject to certain conditions provided for in the Indenture, cancel the acceleration for the entire series. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
If an Event of Default occurs, the Trustee will have special duties as provided for in the Indenture. In that situation, the Trustee will be obligated to use those of its rights and powers under the Indenture, and to use the same degree of care and skill in doing so, that a prudent person would exercise or use in that situation in conducting his or her own affairs.
Except as described in the prior paragraph, the Trustee is not required to take any action under the Indenture at the request of any Holders unless the Holders offer the Trustee protection satisfactory to it from loss, liability or expense. This protection is called an indemnity and/or security. If the Trustee is provided with an indemnity and/or security satisfactory to it, the Holders of a majority in principal amount of all outstanding debt securities of the relevant series may, subject to all provisions of the Indenture and applicable law and certain other conditions, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any right, trust or power conferred on the Trustee with respect to that series.
Before a Holder may take steps to enforce its rights or protect its interests relating to any debt security, all of the following must occur:
•
the Holder must give the Trustee written notice that an Event of Default has occurred with respect to the debt securities of the series, and the Event of Default must not have been cured or waived;

•
the Holders of at least 25% in principal amount of all debt securities of the series must request in writing that the Trustee take action because of the Event of Default, and they or other Holders must offer to the Trustee security and/or indemnity satisfactory to the Trustee against the cost and other liabilities of taking that action;

•
the Trustee must not have taken action for 60 days after the above steps have been taken; and

•
during those 60 days, the Holders of a majority in principal amount of the debt securities of the series must not have given the Trustee directions that are inconsistent with such request.

You will be entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.
Waiver of Default.   The Holders of a majority in principal amount of the outstanding debt securities of a series may waive a Default for all debt securities of that series. If this happens, the Default will be treated as if it has not occurred. No one can waive a payment default on a debt security or a covenant or provision of the Indenture that cannot be modified or amended without the consent of the Holder of each outstanding debt security of the affected series, however, without the approval of the particular Holder of that debt security.
Information about Defaults to the Trustee.   With respect to a series of the debt securities, every year we will furnish the Trustee with a certificate indicating whether the signers thereof know of any Default that occurred in the previous year with respect to such series of debt securities. In addition, with respect to a series of the debt securities, we will deliver to the Trustee, within five Business Days of our becoming aware of any Default or Event of Default with respect to such series of debt securities, a certificate specifying such Default or Event of Default and what action we are taking or propose to take with respect thereto.
Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the Trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below in the section entitled “Legal Ownership and Book-Entry Issuance.”
Changes to the Indenture Requiring Each Holder’s Approval
We, along with the Trustee, may amend the Indenture or the debt securities with the written consent of the Holders of at least a majority in principal amount of the debt securities then outstanding of each series affected by such amendment. However, without the consent of each Holder affected thereby, an amendment or waiver may not:
•
reduce the percentage in principal amount of outstanding debt securities of a series whose Holders must consent to an amendment or waiver or consent to take any action under the Indenture or the debt securities of that series;

•
reduce the rate of, or extend the time for payment of, interest, on any debt security;

•
reduce the principal of, or change the maturity of, any debt security;

•
change the currency of any payment on a debt security;

•
impair the right of any Holder of a debt security to receive payment of principal of and interest on such Holder’s debt security on or after the due dates thereof or to institute suit for the enforcement of any payment on or with respect to such Holder’s debt security;

•
if applicable to such series of debt securities, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer with respect to the debt securities of such series after the occurrence of a Change of Control Triggering Event with respect to the debt securities of such series or, after such Change of Control Triggering Event has occurred, modify any of the provisions or definitions with respect thereto;

•
change the ranking or priority of any debt security or any Guarantee that would adversely affect the Holders thereof; or

•
release any Guarantor of debt securities of such series from any of its obligations in respect of such series under its Guarantee or the Indenture for such series otherwise than in accordance with the terms of the Indenture.

Changes to the Indenture Not Requiring Approval by Holders
Other types of changes will not require any approval by Holders of the debt securities of an affected series. These changes include modifications or amendments for the following purposes:
•
to cure any ambiguity, defect or inconsistency; provided that such modification or amendment does not, in the opinion of the Company, adversely affect the rights of any Holder of the debt securities of such series in any material respect;

•
to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•
to provide for the assumption by a successor entity of the obligations of the Company or a Guarantor under the Indenture;

•
to comply with any requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

•
to make any change that would provide any additional benefit or rights to the Holders;

•
to add to the covenants of the Company or a Guarantor for the benefit of the Holders of such series of debt securities, or to surrender any right or power herein conferred upon the Company or any Guarantor for such series;

•
to secure the debt securities of such series pursuant to the requirements of “— Limitations on Secured Indebtedness” above, or otherwise;

•
to reflect the release of a Guarantor from its obligations with respect to its Guarantee for such series pursuant to the provisions of the Indenture relating to the release of a Guarantor;

•
to add a Guarantor with respect to any series of the debt securities;

•
to make any other change that in the opinion of the Company does not materially and adversely affect the rights of any Holder under the Indenture in respect of debt securities of such series;

•
to add to, change or eliminate any of the provisions of the Indenture in respect of such series of the debt securities, provided that any such addition, change or elimination (A) shall neither (i) apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such prior debt security with respect to such provision or (B) shall become effective only when there is no such prior debt security outstanding;

•
to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee with respect to the debt securities of such series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one Trustee, pursuant to the requirements of the Indenture; or

•
to establish the form or terms of debt securities of such series as permitted by the Indenture.

Changes to the Indenture Requiring Majority Approval
Any other change to the Indenture and the debt securities issued under the Indenture will require the following approval:
•
If the change affects only the debt securities of a particular series, it must be approved by the Holders of a majority in principal amount of the outstanding debt securities of that series.

•
If the change affects the debt securities of more than one series of debt securities issued under the Indenture, it must be approved by the Holders of a majority in principal amount of each series of outstanding debt securities affected by the change.

The same majority approval of the Holders of a series of debt securities would be required for us to obtain a waiver of any of our covenants in the Indenture with respect to such series. Our covenants include the promises we make about mergers and similar transactions, which we describe above under “— Mergers and Similar Transactions.” If the requisite Holders approve a waiver of a covenant, we will not have to comply with it. The Holders, however, will not be permitted to approve a waiver of any provision in a particular debt security, or in the Indenture as it affects that debt security, that we cannot change without the approval of the Holder of that debt security as described above under “— Changes to the Indenture Requiring Each Holder’s Approval,”.
Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the Indenture or any debt securities or request a waiver.
Special Rules for Action by Holders
When Holders take any action under the Indenture, such as giving a notice of Default, declaring an acceleration, approving any change or waiver or giving the Trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible.   Only Holders of outstanding debt securities of the applicable series will be eligible to participate in any action by Holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding:”
•
if it has been surrendered for cancellation or cancelled;

•
if we have deposited or set aside, in trust for its Holder, money for its payment or redemption;

•
if we have fully defeased it as described above under “— Legal Defeasance and Covenant Defeasance”;

•
if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

•
if we or one of our Affiliates is the owner, unless the debt security is pledged under certain circumstances described in the Indenture.

Eligible Principal Amount of Some Debt Securities.   In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.
For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:
•
For an Original Issue Discount Security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a Default;

•
For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•
For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders.   We will generally be entitled, in the circumstances permitted by the TIA, to set any day as a record date for the purpose of determining the Holders that are entitled to take action under the Indenture. In certain limited circumstances, only the Trustee will be entitled to set a record date for action by Holders. If we or the Trustee set a record date for an approval or other action to be taken by Holders, that vote or action may be taken only by persons or entities who are Holders on the record date and must be taken during the period that we specify for this purpose, or that the Trustee specifies if it sets the record date. We or the Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.
Form, Exchange and Transfer of Debt Securities.   Unless we indicate otherwise in the applicable prospectus supplement, the debt securities will be issued:
•
only in fully registered form; and

•
in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.
Holders may exchange or transfer their debt securities at the corporate trust office of the Trustee. They will also be permitted to replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the Trustee to act as our agent for registering debt securities in the names of Holders and transferring and replacing debt securities.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the Holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.
If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system (“Euroclear”) or Clearstream Banking, société anonyme, Luxembourg (“Clearstream”) — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole Holder of the debt security.
The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for other securities, the rules governing that type of exchange will be described in the applicable prospectus supplement.
Payment Mechanics for Debt Securities.
Who Receives Payment?
If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the Holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.
Payment and Record Dates for Interest.
The dates on which interest will be payable will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any fixed-rate debt security or floating-rate debt security will be on or about the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a Business Day. For the purpose of determining the Holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day. Except as otherwise provided, the person to whom interest shall be payable on any debt security that first becomes payable on a day that is not an interest payment date shall be the Holder of such security on the day such interest is paid.
Payment When Offices Are Closed.
If any payment is due on a debt security on a day that is not a Business Day, we will make the payment on the next day that is a Business Day. Payments postponed to the next Business Day in this situation will be treated under the Indenture as if they were made on the original due date. Postponement of this kind will not result in a Default under any debt security or the Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a Business Day.
Paying Agent.
We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. We will specify in the prospectus supplement for the debt security the initial location of each paying agent for that debt security. We must notify the Trustee of changes in the paying agents.
Unclaimed Payments.
Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two (2) years after the amount is due to a Holder will be repaid to us. After that two-year period, the Holder may look only to us for payment and not to the Trustee, any other paying agent or anyone else.

Notices.
Notices to be given to Holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to Holders of debt securities not in global form will be sent by mail to the respective addresses of the Holders as they appear in the Trustee’s records. Neither the failure to give any notice to a particular Holder, nor any defect in a notice given to a particular Holder, will affect the sufficiency of any notice given to another Holder.
Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.
Satisfaction and Discharge
We may satisfy and discharge all our obligations under the Indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we, among other things, either:
•
deliver all outstanding debt securities of that series to the Trustee for cancellation; or

•
all such debt securities not so delivered to the Trustee for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and in the case of this bullet point, we have deposited with the Trustee in trust an amount of cash sufficient to pay and discharge the entire indebtedness of such debt securities, including interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or applicable redemption date.

Governing Law; Waiver of Trial by Jury; Consent to Jurisdiction
The Indenture provides that it as well as the debt securities and any Guarantees will be governed by, and construed in accordance with, the laws of the State of New York as applied to contracts made and performed within the State of New York (including, without limitation, Section 5-1401 of the New York General Obligations Law or any successor statute). The Indenture provides that we, any Guarantors and the Trustee, and each Holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, relating to, or based on the Indenture, the debt securities or any Guarantees or any transaction contemplated thereby.
The Indenture also provides that any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York, in each case located in the City of New York, and each party to the Indenture irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.
The Trustee
The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default that has not been cured or waived, the Trustee will exercise such rights and powers vested in it by the Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The Indenture and the provisions of the TIA contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payments of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the TIA, the Trustee will be permitted to engage in other transactions; provided that if the Trustee acquires any conflicting interest as described in the TIA it must eliminate such conflict or resign to the extent and in the manner provided by, and subject to the provisions of, the TIA.

Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.
“Affiliate” means with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Attributable Debt” means, as to any particular lease under which either the Company or any Restricted Subsidiary is at the time liable as lessee for a term of more than 12 months and at any date as of which the amount thereof is to be determined, the total net obligations of the lessee for rental payments during the remaining term of the lease (excluding any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such determination date at a rate per annum equivalent to the greater of (a) the weighted-average Yield to Maturity of the debt securities and (b) the interest rate inherent in such lease (as determined in good faith by the Company), both to be compounded semi-annually. The net total obligations of the lessee for rental payments under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales or monetary inflation). If any lease is terminable by the lessee upon the payment of a penalty and under the terms of the lease the termination right is not exercisable until after the determination date and the amount of such penalty discounted to the determination date as provided above is less than the net amount of rentals payable after the time as of which such termination could occur (the “termination time”) discounted to the determination date as provided above, then such discounted penalty amount shall be used instead of such discounted amount of net rentals payable after the termination time in calculating the Attributable Debt for such lease. If any lease is terminable by the lessee upon the payment of a penalty and such termination right is exercisable on the determination date and the amount of the net rentals payable under such lease after the determination date discounted to the determination date as provided above is greater than the amount of such penalty, the “Attributable Debt” for such lease as of such determination date shall be equal to the amount of such penalty.
“Business Day”, when used with respect to any place of payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the Trustee or banking institutions in that place of payment are authorized or obligated by law or executive order to close.
“Capital Stock” means
(1)
with respect to any Person that is a corporation, any and all shares of corporate stock of such Person;

(2)
with respect to any Person that is an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated and whether or not voting) of corporate stock of such Person;

(3)
with respect to any Person that is a partnership or limited liability company, any and all partnership or membership interests (whether general or limited) of such Person; and

(4)
with respect to any other Person, any other interest or participation that confers on a Person the right to receive a share of the profits, losses of, or distributions of assets of, the issuing Person.

“Capital Lease Obligations” of either the Company or any Restricted Subsidiary means the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under U.S. GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date determined in accordance with generally accepted accounting principles.
“Change of Control” means the occurrence of one or more of the following events:
(1)
any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”), other than one or more Permitted Holders, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company’s Capital Stock;

(2)
there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture), other than any transfer to (x) the Company or one or more Subsidiaries of the Company or (y) any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(3)
there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Capital Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company (x) in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger or (y) with any Person of which more than 50% of the voting power of such Person’s Capital Stock is owned directly or indirectly by one or more Permitted Holders;

(4)
the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of the Indenture);

(5)
during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Governing Body of the Company (together with any new directors or managers whose election by such Governing Body or whose nomination for election by the equity-holders of the Company was approved either (x) pursuant to a vote of a majority of the directors or managers then still in office who were either directors or managers at the beginning of such period or whose election or nomination for election was previously so approved or (y) by the Permitted Holders) cease for any reason to constitute a majority of the Governing Body of the Company then in office; or

(6)
the first day on which CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) fails to own, either directly or indirectly, through one or more Subsidiaries, more than 50% of the total voting power of the Company’s Capital Stock.

“Change of Control Triggering Event”, with respect to the debt securities of a series, means both (i) a Change of Control shall have occurred and (ii) either (x) the debt securities of that series shall not have Investment Grade Status at the time of the occurrence of such Change of Control and shall not have obtained Investment Grade Status within 30 days after public notice of the occurrence of such Change of Control or (y) the debt securities of that series shall have Investment Grade Status at the time of the occurrence of such Change of Control but a Rating Decline shall have occurred and, after giving effect to such Rating Decline, the debt securities of that series shall cease to have Investment Grade Status.
“Consolidated Net Tangible Assets” means, at any date, the total assets (net of applicable reserves) appearing on the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries (excluding assets of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, after deducting therefrom (a) all current liabilities (due within one year) of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding current liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet) and (b) all Intangible Assets and related liabilities of the Company and such Restricted Subsidiaries reflected on such balance sheet (excluding Intangible Assets and related liabilities of any Securitization Subsidiaries, as reflected in the table relating to consolidated variable interest entities accompanying such balance sheet).
“Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both with respect to which, would be, an Event of Default.
“GAAP” or “generally accepted accounting principles” means, with respect to any computation required or permitted hereunder for a series of the debt securities, such accounting principles as are generally accepted in the United States of America as in effect on the relevant Issue Date for such series of the debt securities.
“Governing Body” means, as to any Person, the board of directors, board of managers or other governing body of such Person or any duly authorized committee thereof.
“Guarantee” has the meaning set forth under “— Guarantees.”
“Guarantor” means (i) with respect to each series of debt securities, each of CNH Industrial Capital America LLC and New Holland Credit Company, LLC (unless otherwise provided by supplemental indenture with respect to specific series of the debt securities pursuant to the Indenture), and (ii) with respect to the applicable series of debt securities, each Person that becomes a Guarantor of such series pursuant to the provisions of the Indenture governing the addition of Guarantors, in each case (i) and (ii) until the Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Hedging Transaction” means any transaction to hedge interest rate, currency, commodity and/or equity risks and exposures, including a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return option, credit spread transaction, repurchase transaction, reverse repurchase transaction, security lending transaction, buy/sell-back transaction, agreement for the purchase, sale or transfer of any commodity or any other commodity trading transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination of these transactions or any transactions similar to the transactions described above.
“Holder” means any registered holder, from time to time, of any debt securities.
“Indebtedness” means, at any date, without duplication, (i) all obligations for borrowed money of the Company or a Restricted Subsidiary of the Company or any other indebtedness of the Company or a Restricted Subsidiary of the Company, evidenced by bonds, debentures, notes or other similar instruments, maturing more than 12 months after the time of computation thereof, (ii) guarantees of any such obligations or indebtedness or of dividends of others (except guarantees in connection with the sale or discount of accounts receivable, trade acceptances and other commercial paper arising in the ordinary course of business), (iii) in the case of any Restricted Subsidiary all Preferred Stock of such Restricted Subsidiary and (iv) all Capital Lease Obligations; provided, however, that in each such case, obligations and other indebtedness of the Company or a Restricted Subsidiary of the Company incurred as a part of a Securitization Transaction shall not constitute Indebtedness.
“Intangible Assets” means, at any date, the value (net of any applicable reserves), as shown on or reflected in the most recent consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the fiscal quarter of the Company ending not more than 135 days prior to such date, prepared in accordance with generally accepted accounting principles, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles; (ii) organizational and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents, deferred interest waiver, compensation and similar items and tangible assets being amortized); and (iv) unamortized debt discount and expense, less unamortized premium.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB −(or the equivalent) by S&P or an equivalent rating by any Successor Rating Agency.
“Investment Grade Status”, in respect of any series of debt security, means that the debt securities of such series shall have an Investment Grade Rating from both Rating Agencies, provided that no Default or Event of Default has occurred and is continuing.
“Issue Date” with respect to a series of the debt securities means the date of initial issuance of that series of debt securities.
“Lien” means, with respect to any asset or property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset or property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or lease in the nature thereof); provided, that in no event shall an operating lease be deemed to constitute a Lien.
“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
“Original Issue Discount Security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture.
“Parent” means, with respect to any Person, any other Person of which such Person is a direct or indirect Subsidiary.
“Parent Support Agreement” means the Support Agreement, dated November 4, 2011, between CNH Capital LLC and CNH Global N.V., relating to certain financial support provided by CNH Global N.V. to CNH Capital LLC, as supplemented by that certain Supplemental Support Agreement, dated September 27, 2013, by and among CNH Industrial Capital LLC, CNH Global N.V. and the CNH Industrial N.V.
“Permitted Holders” means each of:
(a)
CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise);

(b)
any Person that is a Subsidiary of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) for so long as such Person continues to be a Subsidiary of CNHI; and

(c)
any Parent of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise) (provided that in the case of this clause (c), at all times, the Company shall also be a direct or indirect Subsidiary of CNHI (including, for the avoidance of doubt, its successors in interest, whether by merger, consolidation, sale of assets or otherwise)).

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust, joint venture or government or any agency or political subdivision thereof.
“Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.
“Rating Agencies” mean Moody’s and S&P; provided that if S&P, Moody’s or any Successor Rating Agency (as defined below) shall cease to be in the business of providing rating services for debt securities generally, the Company shall be entitled to replace any such Rating Agency or Successor Rating Agency, as the case may be, which has ceased to be in the business of providing rating services for debt securities generally with a security rating agency which is in the business of providing rating services for debt securities generally and which is nationally recognized in the United States (such rating agency, a “Successor Rating Agency”).

“Rating Decline”, in respect of any series of debt securities, shall be deemed to occur if, within 60 days after public notice of the occurrence of a Change of Control (which period shall be extended to up to 180 days after public notice of the occurrence of a Change of Control so long as the rating of such series of debt securities is under publicly announced consideration for possible downgrade as a result of the occurrence of such Change of Control by either of the Rating Agencies), the rating of such series of debt securities by either Rating Agency shall be decreased.
“Receivables” means any right of payment from or on behalf of any obligor, whether constituting an account, chattel paper, instrument, general intangible or otherwise, arising from the financing by the Company or any Subsidiary of the Company of property or services, and monies due thereunder, security interests in the property and services financed thereby and any and all other related rights.
“Restricted Subsidiary”, in respect of a series of the debt securities, means any Subsidiary of the Company that is not an Unrestricted Subsidiary in respect of such series of debt securities. Unless otherwise specified in the applicable prospectus supplement, as of the Issue Date in respect of such series of debt securities, each of the following Subsidiaries of the Company will be a Restricted Subsidiary: CNH Industrial Capital America, CNH Industrial Capital Canada and New Holland Credit.
“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., or any successor thereto.
“Secured Indebtedness” means Indebtedness which is secured by any Lien on, any asset or property (whether owned on the relevant Issue Date in respect of the debt securities of a series or thereafter acquired or created) of the Company or of a Restricted Subsidiary.
“Securitization Subsidiary”, in respect of any series of debt security, means a Subsidiary of the Company (a) which is formed for the purpose of effecting one or more Securitization Transactions and engaging in other activities reasonably related thereto and (b) as to which no portion of the indebtedness or any other obligations of which (i) is guaranteed by the Company or any Restricted Subsidiary in respect of such series of debt securities, or (ii) subjects any property or assets of the Company or any Restricted Subsidiary in respect of such series of debt securities, directly or indirectly, contingently or otherwise, to any Lien, other than pursuant to representations, warranties and covenants (including those related to servicing) entered into in the ordinary course of business in connection with a Securitization Transaction and affiliate notes and other forms of capital or credit support relating to the transfer or sale of Receivables or asset-backed securities to such Securitization Subsidiary and customarily necessary or desirable in connection with such transactions.
“Securitization Transaction” means any transaction or series of transactions that have been or may be entered into by the Company or any of its Subsidiaries in connection with or reasonably related to a transaction or series of transactions in which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Securitization Subsidiary or (ii) any other Person, or may grant a security interest in, any Receivables or asset-backed securities or interest therein (whether such Receivables or securities are then existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all security interests in the property or services financed thereby, the proceeds of such Receivables or asset-backed securities and any other assets which are sold or in respect of which security interests are granted in connection with securitization transactions involving such assets.
“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that satisfies the criteria for a “significant subsidiary” set forth in Rule 1-02(w) of Regulation S-X under the Securities Act, as such Regulation is in effect on the Issue Date.
“Subsidiary,” with respect to any Person, means:
(1)
any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors or managers under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or

(2)
any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

“Unrestricted Subsidiary” means, in respect of any series of debt securities:
(1)
any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Body of the Company in the manner provided below;

(2)
any Subsidiary of an Unrestricted Subsidiary in respect of such series of debt security; and

(3)
any successor by merger or consolidation of an Unrestricted Subsidiary in respect of such series of debt security unless such merger or consolidation is with a Restricted Subsidiary;

provided that, unless otherwise specified in the applicable prospectus supplement, each Subsidiary of the Company in existence on the Issue Date in respect of such series of debt security, other than CNH Industrial Capital America, CNH Industrial Capital Canada and New Holland Credit, shall be considered an Unrestricted Subsidiary in respect of such series of debt security.
The Governing Body of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary in respect of any series of debt security unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated has total assets of $1,000 or less.
The Governing Body of the Company may designate any Unrestricted Subsidiary in respect of any series of debt security to be a Restricted Subsidiary in respect of any series of debt security; provided, however, that immediately after giving effect to such designation, no Default shall have occurred and be continuing. Any such designation by the Governing Body shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Body giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
“Yield to Maturity” means the yield to maturity, calculated at the time of issuance of the debt securities calculated in accordance with generally accepted financial practice.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE
In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First, we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities. When we use the term “securities” in this section, we mean the debt securities we may offer with this prospectus.
Who is the Legal Owner of a Registered Security?
Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing such securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.
Book-Entry Owners
The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Under the Indenture, only the person in whose name a security is registered on the records of the registrar is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary described below under “— What is a Global Security?” as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to that depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.
Street Name Owners
We may terminate an existing global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of the trustee under the Indenture and the obligations, if any, of any third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — for example, to amend the Indenture for a series of securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.
When we refer to “you” in this prospectus, we mean all purchasers of the securities being offered by this prospectus, whether they are the holders or indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.
Special Considerations for Indirect Owners
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What is a Global Security?
The form of the debt security will be specified in the applicable prospectus supplement. A security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more. Each series of securities will have one or more of the following as the depositaries:
•
The Depository Trust Company, New York, New York, which is known as “DTC”;

•
Euroclear System, which is known as “Euroclear”;

•
Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream”; and

•
any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.
A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect owner, an investor’s rights relating to a global security will be governed by the rules of the depositary and those of the investor’s bank, broker, financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
An investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who is the Legal Owner of a Registered Security?”;

•
An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•
An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We and the trustee will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•
The depositary may require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•
Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, may require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.
Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated
If we issue any series of securities in book-entry form, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions, to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security?”
Unless otherwise set forth in the applicable prospectus supplement or pricing supplement, the special situations for termination of a global security are as follows:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security;

•
if we determine and notify the trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to these securities and has not been cured or waived and the depositary notifies the Trustee and the registrar of its decision to exchange the global certificates for certificates in non-global form.

If a global security is terminated, only the depositary, and not we or the trustee for any securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.
Considerations Relating to DTC
DTC has informed us as follows:
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.
Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “— Holder’s Option to Obtain a Non-Global Security: Special Situations When a Global Security Will Be Terminated.”
To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).
Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.
DTC may discontinue providing its services as depositary with respect to the securities at any time by giving reasonable notice to us or our agent. Under such circumstances, in the event that a successor depository is not obtained, security certificates are required to be printed and delivered.
We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.
Considerations Relating to Euroclear and Clearstream
Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.
As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.
Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.
Special Timing Considerations Relating to Transactions in Euroclear and Clearstream
Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other financial institutions are open for business in the United States.
In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES
The material U.S. federal income tax consequences relating to the purchase and ownership of any series of debt securities offered by this prospectus will be set forth in the applicable prospectus supplement.

EMPLOYEE RETIREMENT INCOME SECURITY ACT
A fiduciary of a pension, profit-sharing or other employee benefit plan governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities offered hereunder. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code, as amended (the “Code”).
Section 406 of ERISA and Section 4975 of the Code prohibit Plans that are subject to Title I of ERISA and plans described in Section 4975(e)(1) of the Code (including, without limitation, individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”)), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).
The acquisition of the securities that we may offer by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we or certain of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless those securities are acquired pursuant to an applicable exemption. CNH Industrial Capital LLC, directly or through its affiliates, may be considered a “party in interest” or a “disqualified person” to a large number of Plans. A purchase of offered securities by any such Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the offered securities are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of a security offered hereunder. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for the purchase and sale of the securities offered hereby, provided that neither CNH Industrial Capital LLC nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied. The assets of a Plan may include the assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.
Any purchaser or holder of any security offered hereunder or any interest therein will be deemed to have represented by its purchase and holding of the security that either (1) it is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the security on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase and holding of the security will not constitute or result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.
Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the securities offered hereunder on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the securities offered hereunder have exclusive responsibility for ensuring that their purchase and holding of the securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any security offered hereunder to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

PLAN OF DISTRIBUTION
We may offer and sell these securities directly or through one or more underwriters, dealers and agents, directly to purchasers, in competitively bid transactions or through a combination of any of these methods of sale, on an immediate, continuous or delayed basis.
We will identify any underwriters, dealers or agents and describe their compensation in connection with the sale of offered securities in the applicable prospectus supplement, pricing supplement or term sheet.
We, directly or through agents, may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.
In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from the underwriters or purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be deemed to be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”), and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.
The expenses of any offering of debt securities will be described in the relevant prospectus supplement.
We may indemnify the underwriters and agents against, and may contribute toward, certain liabilities, including liabilities under the Securities Act.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.
VALIDITY OF THE DEBT SECURITIES AND GUARANTEES
Unless otherwise specified in any prospectus supplement, the validity of the debt securities and any related guarantees offered by this prospectus and the accompanying prospectus supplement will be passed upon for us by Sullivan & Cromwell LLP, New York, New York.
EXPERTS
The consolidated financial statements of CNH Industrial Capital LLC and subsidiaries appearing in CNH Industrial Capital LLC’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

$
CNH Industrial Capital LLC
CNH Industrial Capital America LLC
New Holland Credit Company, LLC
     % Notes due

PROSPECTUS SUPPLEMENT
           , 2024

Barclays	Goldman Sachs & Co. LLC	Santander	SOCIETE GENERALE
BBVA	SMBC Nikko	IMI — Intesa Sanpaolo	UniCredit Capital Markets